Exhibit 99.6

Alvarium Investments Limited

Consolidated Financial Statements for years ended
31 December 2022, 2021 and 2020

Alvarium Investments Limited

Consolidated Financial Statements

Alvarium Investments Limited

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

Alvarium Investments Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Alvarium Investments Limited and subsidiaries (the Company) as of December 31, 2022 and 2021, the related consolidated statements of comprehensive income, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2022, in conformity with generally accepted accounting principles in the United Kingdom.

Differences from U.S. Generally Accepted Accounting Principles

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from United States (U.S.) generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 36 to the consolidated financial statements.

Emphasis of matter – uncertain outcome of allegations regarding Home REIT Plc

We draw attention to note 31 to the financial statements concerning the ongoing media allegations regarding Home REIT plc’s operations, triggered by a report issued by a short seller, and that cite certain group subsidiaries, Alvarium Home REIT Advisors Limited (AHRA) and Alvarium Fund Managers (UK) Limited, which act as investment advisor and alternative investment fund manager, respectively, to Home REIT plc. It has been announced that current and former investors may potentially bring claims in connection with the allegations.

No provision for any liability that may result has been made in the financial statements, however any claims or other actions may be material and the outcome is uncertain.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2021.

London, United Kingdom

Date: April 17, 2023

Alvarium Investments Limited

Consolidated Statement of Comprehensive Income

		2022	2021	2020
	Note	£	£	£
Turnover	4	81,625,144	75,164,498	52,263,050

Cost of sales		(91,525,454)	(50,415,876)	(40,032,428)

Gross profit		(9,900,310)	24,748,622	12,230,622

Administrative expenses		(30,069,601)	(19,983,039)	(12,629,478)
Government grant income		—	—	759,664
Gains/(losses) on investments	5	2,108	(452,591)	165,014
Amortisation of goodwill		(3,330,261)	(3,429,870)	(3,488,827)
Amortisation of other intangible assets		(5,482,048)	(2,293,872)	(2,334,873)

Operating loss	6	(48,780,112)	(1,410,750)	(5,297,878)

(Loss)/Gain on impairment or disposal of operations		(107,277)	—	577,795
Loss on financial assets at fair value through profit or loss		(105,606)	(54,136)	—
Loss from disposal of investment in associate	7	(54,615)	—	—
Gain on disposal of investment in joint venture	8	4,660,861	—	—
Share of profit of associates	15	760,372	1,410,850	459,284
Share of (loss)/profit of joint ventures	15	(264,317)	2,898,485	1,925,289
Income from other fixed asset investments	9	10,349	547,789	3,158
Interest receivable	10	158,460	204,070	249,084
Amounts written off loans and investments receivable	15	(1,642,997)	(373,425)	(879,498)
Interest payable	11	(5,920,704)	(1,811,470)	(729,588)

(Loss)/profit before taxation		(51,285,586)	1,411,413	(3,692,354)

Taxation on ordinary activities	12	4,770,378	536,461	315,163

(Loss)/profit for the financial year		(46,515,208)	1,947,874	(3,377,191)

Share of other comprehensive income/(loss) of joint ventures		23,969	(507,667)	(112,050)
Foreign currency retranslation		1,686,817	(678,566)	951,843

Other comprehensive income/(loss) for the year		1,710,786	(1,186,233)	839,793

Total comprehensive (loss)/income for the year		(44,804,422)	761,641	(2,537,398)

(Loss)/profit for the financial year attributable to:
The owners of the parent company		(46,505,793)	1,126,029	(4,845,399)
Non-controlling interests		(9,415)	821,845	1,468,208

		(46,515,208)	1,947,874	(3,377,191)

Total comprehensive (loss)/income for the year attributable to:
The owners of the parent company		(44,795,363)	(57,666)	(4,010,562)
Non-controlling interests		(9,059)	819,307	1,473,164

		(44,804,422)	761,641	(2,537,398)

All the activities of the group are from continuing operations.

These Consolidated financial statements were approved by the board of directors and authorised for issue on 17 April 2023, and are signed on behalf of the board by:

Mr E P Shave

Director

The notes from page 9 onwards form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Financial Position

		2022	2021
		£	£
	Notes
Fixed assets
Intangible assets	13	66,049,421	33,642,087
Tangible assets	14	2,402,852	758,152
Investments:	15
Investments in associates		1,856,641	2,729,247
Investments in joint-ventures		5,502,555	10,096,077
Other fixed asset investments		271,317	1,972,169

		76,082,786	49,197,732

Current assets
Debtors	16	47,002,705	37,003,398
Investments	17	7,446	4,254
Cash and cash equivalents		7,152,898	12,961,870

		54,163,049	49,969,522

Creditors: amounts falling due within one year	18	(96,335,091)	(40,903,852)

Net current (liabilities)/assets		(42,172,042)	9,065,670

Total assets less current liabilities		33,910,744	58,263,402

Creditors: amounts falling due after more than one year		—	—

Provisions
Taxation including deferred tax	21	(2,011,960)	(1,958,233)

Net assets		31,898,784	56,305,169

Capital and reserves
Called up share capital	27	7,433	7,433
Share premium account	28	32,105,520	32,105,520
Other reserves	28	23,001,035	23,001,035
Profit and loss account	28	(23,219,621)	1,177,705

Equity attributable to the owners of the parent company		31,894,367	56,291,693

Non-controlling interests		4,417	13,476

		31,898,784	56,305,169

These Consolidated financial statements were approved by the board of directors and authorised for issue on 17 April 2023, and are signed on behalf of the board by:

Mr E P Shave

Director

The notes from page 9 onwards form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Changes in Equity

	Called up share capital	Share premium account	Other reserves	Profit and loss account	Equity attributable to the owners of the parent company	Non- controlling interests	Total
	£	£	£	£	£	£	£
At 1 January 2020	6,880	20,276,656	23,001,035	20,098,773	63,383,344	259,825	63,643,169

(Loss)/income for the year	—	—	—	(4,845,399)	(4,845,399)	1,468,208	(3,377,191)
Other comprehensive (loss)/income for the year:
Share of other comprehensive loss of joint ventures	—	—	—	(112,050)	(112,050)	—	(112,050)
Foreign currency retranslation	—	—	—	946,887	946,887	4,956	951,843

Total comprehensive (loss)/income for the year	—	—	—	(4,010,562)	(4,010,562)	1,473,164	(2,537,398)

Issue of shares	68	1,411,372	—	—	1,411,440	—	1,411,440
Dividends paid and payable	—	—	—	—	—	(137,112)	(137,112)
Equity-settled share-based payments	—	—	—	7,296	7,296	—	7,296

Total investments by and distributions to owners	68	1,411,372	—	7,296	1,418,736	(137,112)	1,281,624

At 31 December 2020	6,948	21,688,028	23,001,035	16,095,507	60,791,518	1,595,877	62,387,395

The consolidated statement of changes in equity

continues on the following page.

The notes from page 9 onwards form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Changes in Equity (continued)

	Called up share capital	Share premium account	Other reserves	Profit and loss account	Equity attributable to the owners of the parent company	Non- controlling interests	Total
	£	£	£	£	£	£	£
At 1 January 2021	6,948	21,688,028	23,001,035	16,095,507	60,791,518	1,595,877	62,387,395

Income for the year	—	—	—	1,126,029	1,126,029	821,845	1,947,874
Other comprehensive income for the year:
Share of other comprehensive loss of joint ventures	—	—	—	(507,667)	(507,667)	—	(507,667)
Foreign currency retranslation	—	—	—	(676,028)	(676,028)	(2,538)	(678,566)

Total comprehensive (loss)/income for the year	—	—	—	(57,666)	(57,666)	819,307	761,641

Issue of shares	506	10,417,492	—	—	10,417,998	—	10,417,998
Dividends paid and payable	—	—	—	—	—	(901,103)	(901,103)
Cancellation of subscribed capital	(21)	—	—	—	(21)	—	(21)
Equity-settled share-based payments	—	—	—	(1,333)	(1,333)	—	(1,333)
Increase in shareholding in subsidiary company	—	—	—	(14,858,803)	(14,858,803)	(1,500,605)	(16,359,408)

Total investments by and distributions to owners	485	10,417,492	—	(14,860,136)	(4,442,159)	(2,401,708)	(6,843,867)

At 31 December 2021	7,433	32,105,520	23,001,035	1,177,705	56,291,693	13,476	56,305,169

The consolidated statement of changes in equity

continues on the following page.

The notes from page 9 onwards form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Changes in Equity (continued)

	Called up share capital	Share premium account	Other reserves	Profit and loss account	Equity attributable to the owners of the parent company	Non- controlling interests	Total
	£	£	£	£	£	£	£
At 1 January 2022	7,433	32,105,520	23,001,035	1,177,705	56,291,693	13,476	56,305,169
Loss for the year				(46,505,793)	(46,505,793)	(9,415)	(46,515,208)
Other comprehensive income for the year:
Share of other comprehensive loss of joint ventures	—	—	—	23,969	23,969	—	23,969
Foreign currency retranslation	—	—	—	1,686,461	1,686,461	356	1,686,817

Total comprehensive (loss)/income for the year	—	—	—	(44,795,363)	(44,795,363)	(9,059)	(44,804,422)
Equity-settled share-based payments	—	—	—	20,413,653	20,413,653	—	20,413,653
Increase in shareholding in subsidiary company	—	—	—	(15,616)	(15,616)	—	(15,616)

Total investments by and distributions to owners	—	—	—	20,398,037	20,398,037	—	20,398,037

At 31 December 2022	7,433	32,105,520	23,001,035	(23,219,621)	31,894,367	4,417	31,898,784

The notes from page 9 onwards form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Cash Flows

	2022	2021	2020
	£	£	£
Cash flows from operating activities
(Loss)/profit for the financial year	(46,515,208)	1,947,874	(3,377,191)

Adjustments for:
Depreciation of tangible assets	510,283	552,293	536,319
Amortisation of intangible assets	8,812,309	5,723,742	5,823,700
Amounts written off investments	1,642,997	373,425	879,498
Loss on financial assets at fair value through profit or loss	105,606	54,136	—
Loss from disposal of investment in associate	54,615	—	—
Gain on disposal of investment in joint venture	(4,660,861)	—	—
Share of (profit) of associates	(760,372)	(1,410,850)	(459,284)
Share of loss/(profit) of joint ventures	264,317	(2,898,485)	(1,925,289)
Income from other fixed asset investments	(10,349)	(547,789)	(3,158)
Interest receivable	(158,460)	(204,070)	(249,084)
Interest payable	5,920,704	1,811,470	729,588
Gain on impairment or disposal of operations	107,277	—	(577,795)
Equity-settled share-based payments	20,413,653	(1,333)	7,298
Unrealised foreign currency (gains)/losses	(467,917)	(46,570)	256,619
Taxation on ordinary activities	(4,770,378)	(536,461)	(315,163)
Gain on disposal of other investments	(2,108)	—	(222,222)
Loss on disposal and restructuring of interests in joint ventures	—	452,591	57,206

Changes in:
Trade and other debtors	(64,282)	(7,920,849)	(3,058,969)
Trade and other creditors	13,142,346	15,154,004	4,038,604

Cash generated from operations	(6,435,828)	12,503,128	2,140,677

Dividends received	3,267,065	3,109,589	2,351,142
Tax paid	(699,086)	(1,160,931)	(1,161,396)

Net cash (used in)/from operating activities	(3,867,849)	14,451,786	3,330,423

Cash flows from investing activities
Purchase of tangible assets	(2,120,903)	(415,228)	(381,522)
Cash advances and loans granted	(1,412,152)	(2,741,467)	(1,799,350)
Cash receipts from the repayment of advances and loans	1,503,170	615,512	404,677
Acquisition of subsidiaries net of cash acquired	—	—	71,157
Acquisition of interests in associates and joint ventures	(7,327)	(6,208)	(85)
Proceeds from sale of interests in associates and joint ventures	4,677,161	10,206	—
Purchases of other investments	(37,269)	(170,210)	(78,904)
Proceeds from sale of other investments	30,564	102,740	224,361
Interest received	134,459	43,210	59,402
Deferred consideration paid on acquisition	(192,461)	(859,107)	(999,081)
Outflow of cash balances on disposal of subsidiary	—	—	(2,934)
Transaction with equity holders	(15,615)	(6,326,146)	—
Cash receipts pursuant to asset acquisition	1,031,366	—	—

Net cash from/(used in) investing activities	3,590,993	(9,746,698)	(2,502,279)

The consolidated statement of cash flows

continues on the following page.

The notes from page 9 onwards form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Cash Flows (continued)

	2022	2021	2020
	£	£	£
Cash flows from financing activities
Proceeds from issue of ordinary shares	—	—	1,411,440
Proceeds from borrowings	—	1,675,460	—
Payments of finance lease liabilities	(127,174)	(240,336)	(222,793)
Interest paid	(5,881,242)	(912,769)	(628,992)
Dividends paid	—	(561,103)	(137,112)

Net cash (used in)/from financing activities	(6,008,416)	(38,748)	422,543

Net (decrease)/increase in cash and cash equivalents	(6,285,272)	4,666,340	1,250,687
Cash and cash equivalents at beginning of year	12,961,870	8,298,069	7,057,488
Exchange gain/(losses) on cash and cash equivalents	476,300	(2,539)	(10,106)

Cash and cash equivalents at end of year	7,152,898	12,961,870	8,298,069

The notes from page 9 onwards form part of these Consolidated financial statements.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements

1.	General information

Alvarium Investments Limited (the Company) is a private company limited by shares, registered in England and Wales. The address of the registered office is 10 Old Burlington Street, London, W1S3AG, England. This report contains the consolidated results of Alvarium Investments Limited and its subsidiaries, joint ventures and associates (together the Group).

2.	Statement of compliance

These financial statements prepared in accordance with FRS 102 (“UK GAAP”) differ in certain significant respects from financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Details of the significant differences between US GAAP and UK GAAP are set out in note 36 to these financial statements.

3.	Accounting policies

Basis of preparation

The financial statements have been prepared for the sole purpose of inclusion in SEC filings on behalf of Alvarium Tiedemann Holdings Inc. (“ALTi”) (formerly Cartesian Growth Corporation) under the United States securities laws and regulations regarding the business combination of Alvarium Investments Limited, Tiedemann Advisors, LLC and TIG Advisors.

The financial information set out above does not constitute the Company’s statutory accounts for the years ended 31 December 2022, 2021 or 2020. Statutory accounts for 2022 were approved on 17 April 2023. Statutory accounts for 2021 and 2020 have been delivered to the registrar of companies.

The preparation of the financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the group and company accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in note 3.

The financial statements are presented in UK pounds sterling, which is the functional currency of the Group.

Going concern

On 3 January 2023 the business combination and public listing with Cartesian Growth Corporation (now “Alvarium Tiedemann Holdings, Inc.”) announced on 20 September 2021 became effective.

The Group reported a loss for the year ending 31 December 2022. Expenses related to the merger transaction, including legal and professional fees of £8.7M contributed significantly to the Group’s loss position. In addition, the Group settled, in cash, payments owed to employees through its Long-Term Incentive Plan (LTIP) at an amount of £10.5M. The group also recognised an equity settled share-based payment of £20.4m awarded to LTIP participants. Whilst these awards impacted the group’s loss position, they are a non cash award and will not result in any future cash outflow.

The Group had current liabilities in excess of current assets as at 31 December 2022. As a result of the merger, Alvarium Tiedemann Holdings obtained a $250M senior secured credit facility. Subsequent to year end, the facility was utilised by Alvarium Tiedemann Holdings to repay the subordinated shareholder loan (£40m) and bank loan (£10m) on its behalf by way of capital contribution, as part of the terms of the business combination agreement. This reduced the Group’s current liability position by £50m.

The facility remains $113M undrawn as at 31 March 2023 and could be made available, subject to covenant compliance and approval of Alvarium Tiedemann Holdings, for utilisation to fund operations and for the group to meet its liabilities as they fall due.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Going concern (continued)

The Group had current liabilities in excess of current assets as at 31 December 2022. As a result of the merger, Alvarium Tiedemann Holdings obtained a $250M senior secured credit facility. Subsequent to year end, the facility was utilised by Alvarium Tiedemann Holdings to repay the subordinated shareholder loan (£40m) and bank loan (£10m) on its behalf by way of capital contribution, as part of the terms of the business combination agreement. This reduced the Group’s current liability position by £50m. The facility remains $113M undrawn as at 31 March 2023 and could be made available, subject to covenant compliance and approval of Alvarium Tiedemann Holdings, for utilisation to fund operations and for the group to meet its liabilities as they fall due.

The directors do not anticipate a plausible scenario in which the change in control environment would change the regulatory capital requirement to a level that would impact the Group’s ability to comply. While there are changes to the existing legal entity group structure post-acquisition, all existing business lines continue to operate.

The Group currently meets its day to day working capital requirements from cash reserves and recurring revenue streams. The directors have prepared budgets which indicate that the Group will be profitable and have sufficient funds to meet its liabilities as they fall due for at least the next 12 months from date of approval of these financial statements. The base case scenario assumes that transactional revenue in Co-Investments and Merchant banking will continue as projected in the latest rolling forecasts. Under this scenario, the normal recurring revenue streams and divisional cash flows adequately cover the operating cost base. This does not account for any future adverse market movements which is outside management control. The base case forecasts also assume that any legal expenses incurred in relation to any claims or other actions discussed in note 31 would be recoverable from insurers.

The directors have also considered a severe but plausible scenario in their budgets. This assumed a reduction of 5% within investment advisory and family office services divisions and a 50% reduction in co-investment and merchant banking divisions. Furthermore, discretionary bonuses were reduced to nil and other discretionary costs such as travel, entertaining and compensation related expenses were reduced. Under this scenario, the diversified mix of recurrent income provides sufficient coverage to meet any obligations as and when they fall due. No amounts are included in respect of any claims or other actions.

The Directors have also considered the longer-term impact of any claims or other actions and are confident that any outflows can be met from existing or additional shareholder support/facilities available and/or insurance if needed.

In conjunction with this assessments above and the availability of senior debt facility, the Directors believe the Company has sufficient reserves to address any potential financial impact arising from plausible downside scenarios considered and consequently, the Directors have concluded that the company will have sufficient funds to continue to meet its liabilities as they fall due for at least 12 months from the date of approval of the financial statements and therefore have prepared the financial statements on a going concern basis.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Consolidation

The Group consolidated financial statements include the financial statements of the Company and all of its subsidiary undertakings together with the Group’s share of the results of associates and joint ventures made up to 31 December 2022.

A subsidiary is an entity controlled by the Group. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. Where the Group owns less than 50% of the voting powers of an entity but controls the entity by virtue of an agreement with other investors which gives it control of the financial and operating policies of that entity, the Group accounts for that entity as a subsidiary.

Where the Group controls more than 50% of the voting powers of an entity but restrictions exist to entitlement of profit which would comprise a severe long term restriction, such entities are not consolidated. See the ‘significant judgement’ section on page 13 for more information.

Where a subsidiary has different accounting policies to the Group, adjustments are made to those subsidiary financial statements to apply the Group’s accounting policies when preparing the consolidated financial statements.

An associate is an entity, being neither a subsidiary nor a joint venture, in which the Group holds a long-term interest and where the Group has significant influence. The Group considers that it has significant influence where it has the power to participate in the financial and operating decisions of the associate. The results of associates are accounted for using the equity method of accounting.

Accounting for joint ventures and associates uses financial information provided by management of those entities. This is the best available information at the time of reporting and consolidated using the equity method appropriately in our Group results. Where information is received post year-end regarding conditions that existed at the year-end, this is treated as a type one adjusting event.

Any subsidiary undertakings or associates sold or acquired during the year are included up to, or from, the dates of change of control or change of significant influence respectively.

Where control of a subsidiary is lost, the gain or loss is recognised in the consolidated income statement. The cumulative amounts of any exchange differences on translation, recognised in equity, are not included in the gain or loss on disposal and are transferred to retained earnings. The gain or loss also includes amounts included in other comprehensive income that are required to be reclassified to profit or loss but excludes those amounts that are not required to be reclassified.

Where control of a subsidiary is achieved in stages, the initial acquisition that gave the Group control is accounted for as a business combination. Thereafter where the Group increases its controlling interest in the subsidiary the transaction is treated as a transaction between equity holders. Any difference between the fair value of the consideration paid and the carrying amount of the non-controlling interest acquired is recognised directly in equity. No changes are made to the carrying value of assets, liabilities or provisions for contingent liabilities.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Consolidation (continued)

The Company historically held investments in two associates (Alvarium PO (Payments) Ltd and Alvarium Investment Management Ltd) where additional interests were subsequently purchased giving the company control and resulting in consolidation of a subsidiary undertaking. In accordance with FRS 102.A.3.21, and in order to give a true and fair view, goodwill was calculated as the sum of the goodwill arising on each purchase of shares in these entities, being the difference at the date of each purchase between the fair value of the consideration given and the fair value of the identifiable assets and liabilities attributable to the interest purchased. This represents a departure from the method set out in FRS 102, under which goodwill is calculated as the difference between the total acquisition cost of acquiring 100% of these entities and the fair value of the identifiable assets and liabilities of these entities on the date that they each became a subsidiary. The statutory method would not give a true and fair view because it would result in the group’s share of these entities’ retained reserves, during the period that it was an associate, being re-characterised as goodwill.

The effect of this departure at 31 December 2022, 31 December 2021, 31 December 2020 and1 January 2020 is to:

•	decrease profit for the year by £34,266 (2021: £34,266, 2020: £34,266)

•	increase the revaluation reserve by £133,722 (2021: £133,722) (1 Jan 2021 £133,722) (1 Jan 2020: £133,722)

•	decrease retained profits by £65,189 (2021: decrease £30,923) (1 Jan 2021: increase £3,343) (1 Jan 2020: £37,609); and

•	increase goodwill by £68,533 (2021: £102,799) (1 Jan 2021: £137,065) (1 Jan 2020: £171,332)

The statutory method would not give a true and fair view because it would result in the financial statements portraying LJ GP Ltd as the acquirer, when in fact the shareholders of LJ Capital Ltd have obtained control of the combined group. Applying the statutory method would result in the loss of the financial history of LJ Capital Ltd.

All intra-Group transactions, balances, income and expenses are eliminated on consolidation. Adjustments are made to eliminate the profit or loss arising on transactions with associates to the extent of the Group’s interest in the entity.

Non-controlling interests

Minority interests in the net assets of consolidated subsidiaries are identified separately from the Group’s equity. Minority interests consist of the amount of those interests at the date of the original business combination and the minority’s share of changes in equity since the date of the combination.

The proportions of profit or loss and changes in equity allocated to the owners of the parent and to the minority interests are determined on the basis of existing ownership interests and do not reflect the possible exercise or conversion of options or convertible instruments.

Judgements and key sources of estimation uncertainty

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the amounts reported. These estimates and judgements are continually reviewed and are based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Significant judgements

The judgements (apart from those involving estimations) that management has made in the process of applying the entity’s accounting policies and that have the most significant effect on the amounts recognised in the financial statements are as follows:

Equity method investees

There are certain of our joint venture and associates partners in equity method investees that, since the investment was entered into, have become related parties of the Group as a result of holding executive management positions in one or more Group members or subsidiary. An assessment was performed and determined that this does not give the Group control of the relevant equity method investee as each related party’s holding in the relevant equity method investee is unrelated to their employment by the Group member to which they are related and the relevant related parties are not bound by any contractual or other agreement to vote in the same way as Alvarium in connection with their holdings in the relevant equity method investee. Furthermore, in each instance, the equity method investee also has an unrelated third party member and, as a result of governance provisions in the relevant equity method agreement, the equity method investee is controlled jointly by all of its members and not by Alvarium alone.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Significant judgements (continued)

Entities excluded from consolidation due to limited economic rights

In the case of LJ Maple Limited, LJ Maple Circus Limited, LJ Maple Hamlet Limited, LJ Maple Hill Limited, LJ Maple Belgravia Limited, LJ Maple St Johns Wood Limited, LJ Maple Kew Limited, LJ Maple Chelsea Limited, LJ Maple Tofty Limited, LJ Green Lanes Holdings Limited, LJ Maple Kensington Limited, LJ Maple Nine Elms Limited, LJ Maple Duke Limited and LJ Maple Abbey Limited, the group control 100% of the voting rights (aside from reserved matters) by virtue of their holding of a certain class of shares.

These entities have all issued a separate class of shares to third party investors and raised finance from them, which has then been invested, indirectly, in one or more underlying real estate transactions. These classes of shares do not have any voting rights but are entitled to the vast majority of the economic returns from the investment. The Group is entitled to ongoing fees from the entities for monitoring and reporting on the underlying real estate transactions and also, potentially, when the underlying real estate transactions are exited and funds returned to investors, to performance based fees which are calculated as a percentage of the total profits from each underlying deal which exceed a defined return to the third party investors. The Group is not an investor itself and does not otherwise participate in distributions from these entities.

While the Group controls the ordinary voting rights of these entities, these entities are excluded from consolidation because of severe long-term restrictions on the Group’s ability to actually exercise control over them. These restrictions are contained in the articles of association and shareholders’ agreements of the relevant entities and they relate to the substantive business activities (including the financial and operating policies) of the entities and include reserved matters contained in the shareholders’ agreements which are substantive as regards the activities of the entities and which require the approval of 75% of all shareholders (including the investor share class). As a result of these restrictions and the Group’s limited economic rights in the entities, the Group does not have the power to govern the financial and operating policies of the entities so as to obtain a benefit from the entities’ activities and, accordingly, the entities are not controlled by the Group for the purposes of FRS 102 and are excluded from consolidation on this basis.

Each entity has instead been classified as a fixed asset investment at cost less impairment, with any distributions recognised upon receipt. Details concerning the financial performance and position of these entities can be found in note 15 of these financial statements.

Limited economic rights over entities owned by the group

The group owns 100% of the share capital of LJ London Holdings Limited. The company was incorporated to invest in a property joint venture. To fund this, loan funding was obtained by LJ London Holdings Limited from a third party. Under the terms of the loan the vast majority of the profits from the venture revert to the lender, with the group entitled to a promote fee at conclusion. The group had no financial exposure to the venture.

The group considers the terms of the loan to demonstrate a severe long term restriction over rights to income from LJ London Holdings Limited. It has therefore been classified as a fixed asset investment at cost less impairment, with any dividends recognised upon receipt. In the absence of the terms of the loan, it would otherwise have been classified as a subsidiary.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Key sources of estimation uncertainty

Accounting estimates and assumptions are made concerning the future and, by their nature, will rarely equal the related actual outcome. The key assumptions and other sources of estimation uncertainty that have a risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are as follows:

Convertible loan note receivable

The Group has determined that one of its investments, which has historically been measured at fair value, is no longer recoverable, and has therefore fully written off this investment in the year, as shown in note 15. This investment is an asset without an active observable market that can be used to infer a fair value, and has historically been valued based on the limited market data available.

The Group notes that the recoverability of this asset is dependent on an exit, repayment scenario or significant change in the company’s financial operations as the company is an early-stage company which does not generate cash flow from operations and is highly leveraged. In the continued absence of any detailed financial information for this investment—and considering the decline in global market conditions—the Group has concluded that this asset is irrecoverable and has written it off in full.

Useful economic lives and impairment of intangible assets

The annual amortisation charge for intangible assets is sensitive to changes in the estimated useful economic lives and residual values of the assets. The useful economic lives and residual values are re-assessed annually.

The group also considers whether intangible assets are impaired. Where an indication of impairment is identified the estimation of recoverable value requires estimation of the recoverable value of the cash generating units (CGUs). See note 13 for the carrying amount of the intangible assets, and note 3 for the useful economic lives for each class of asset.

The Group performed a full quantitative impairment assessment over the LXI REIT intangible in relation to the newly acquired investment management agreement which has been fully absorbed into LXI REIT Advisors Limited. The assessment was triggered due to an impairment indicator being identified as at year end. The recoverable amount was determined by assessing the fair value less cost to sell for the LXI REIT CGU. The fair value less cost to sell was determined using a blended methodology of using both an income approach, specifically the discounted cash flow (“DCF”) approach and a market approach.

The overall fair value less cost to sell was greater than the carrying value and hence no impairment charge has been recognised. The key assumptions used in determining the DCF value was expected aggregated cash flows which was extrapolated using a long- term terminal growth rate of 3.0% and a discount rate of 18.5%. The market approach applied a selected multiple based on a guideline public company analysis which considered the company’s size, growth and profitability relative to the guideline companies. Management have performed a sensitivity analysis as of 31 December 2022 and established that the discount rate would need to increase to more than 20.5% before an impairment of the LXI REIT CGU would be required. The long-term terminal growth rate of 3% would need to reduce by more than 2% before an impairment of the LXI REIT CGU would be required. Management however notes that the changes in assumptions leading to an impairment are not considered plausible.

Impairment tests for goodwill December 2022

The Group has determined that it has a single CGU in relation to asset management for the purposes of assessing the carrying value of goodwill. This determination is made on the basis that the Group’s structure is highly interconnected, with shared management, directors and clients. As a result, the Group is deemed to be the smallest identifiable group of assets that generates cash inflows that are largely independent.

In line with Section 27 of FRS 102, Impairment of Assets, a full impairment review was undertaken as at 31 December 2022. The recoverable amount within the fund management CGU was determined by assessing the value-in-use using long-term cash flow projections for the CGU.

Data for the explicit forecast period of 2023-2028 is based on the 2023-24 budget and forecasts for 2025-2028. Increases in operating costs have been taken into account and include assumed new business volumes. All relevant risks, including market risk and competitor risk has been built into these forecasts. Cash flows beyond the explicit forecast period are extrapolated using a long term terminal growth rate of 3.0%. To arrive at the net present value, cash flows have been discounted using a discount rate of 16%.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Key sources of estimation uncertainty (continued)

The overall value-in-use was greater than the carrying value and hence no impairment charge has been recognised. The key assumptions used in determining this amount were expected aggregated fund flows and the discount rate.

Management have performed a sensitivity analysis as of 31 December 2022 and established that the discount rate would need to increase to more than 200% before an impairment of goodwill would be required. The average annual growth rate for expected fund flows over the forecast period is 11.6% and would need to reduce to more than -20% per annum before an impairment of goodwill would be required.

Impairment tests for goodwill December 2021

The Group has determined that it has a single CGU in relation to asset management for the purposes of assessing the carrying value of goodwill. This determination is made on the basis that the Group’s structure is highly interconnected, with shared management, directors and clients. As a result, the Group is deemed to be the smallest identifiable group of assets that generates cash inflows that are largely independent.

In line with Section 27 of FRS 102, Impairment of Assets, a full impairment review was undertaken as at 31 December 2021. The recoverable amount within the fund management CGU was determined by assessing the value-in-use using long-term cash flow projections for the CGU.

Data for the explicit forecast period of 2022-2026 is based on the 2022 budget and forecasts for 2022-2026. Increases in operating costs have been taken into account and include assumed new business volumes. Cash flows beyond the explicit forecast period are extrapolated using a long term terminal growth rate of 3.0%. To arrive at the net present value, cash flows have been discounted using a discount rate of 12.5%.

The overall value-in-use was greater than the carrying value and hence no impairment charge has been recognised. The key assumptions used in determining this amount were expected aggregated fund flows and the discount rate.

Management have performed a sensitivity analysis as of 31 December 2021 and established that the discount rate would need to increase to more than 95% before an impairment of goodwill would be required. The average annual growth rate for expected fund flows over the forecast period is 4.0% and would need to reduce to more than -40% per annum before an impairment of goodwill would be required.

Impairment tests for goodwill December 2020

The Group has determined that it has a single CGU in relation to asset management for the purposes of assessing the carrying value of goodwill. This determination is made on the basis that the Group’s structure is highly interconnected, with shared management, directors and clients. As a result, the Group is deemed to be the smallest identifiable group of assets that generates cash inflows that are largely independent.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Key sources of estimation uncertainty (continued)

In line with Section 27 of FRS 102, Impairment of Assets, a full impairment review was undertaken as at 31 December 2020. The recoverable amount within the fund management CGU was determined by assessing the value-in-use using long-term cash flow projections for the CGU.

Data for the explicit forecast period of 2021-2026 is based on the 2021 budget and forecasts for 2021-2026. Increases in operating costs have been taken into account and include assumed new business volumes. Cash flows beyond the explicit forecast period are extrapolated using a long-term terminal growth rate of 3.0%. To arrive at the net present value, cash flows have been discounted using a discount rate of 18.0%.

The overall value-in-use was greater than the carrying value and hence no impairment charge has been recognised. The key assumptions used in determining this amount were expected aggregated fund flows and the discount rate.

Management have performed a sensitivity analysis as of 31 December 2020 and established that the discount rate would need to increase to more than 80% before an impairment of goodwill would be required.

The average annual growth rate for expected fund flows over the forecast period is 8.0% and would need to reduce to more than -30% per annum before an impairment of goodwill would be required.

Impairment tests for equity method investees December 2022

The group has considered whether there are any indications that its investments in joint ventures and associates may be impaired at 31 December 2022, and has noted one joint venture where impairment indicators exist. In line with Section 27 of FRS 102, Impairment of Assets, a detailed value in use calculation has therefore been produced for this asset.

Data for the explicit forecast period of 2023-2027 is based on the 2023 budget. Cash flows beyond the explicit forecast period are extrapolated using a long term terminal growth rate of 3.0%. To arrive at the net present value, cash flows have been discounted using a discount rate of 30%.

The overall value in use in this calculation is greater than the carrying amount for this joint venture, and hence no impairment charge has been recognised. The key assumptions used in this calculation were the discount rate and revenue growth rates.

Impairment tests for equity method investees December 2021

The Group has considered whether there are any indications that its investments in joint ventures and associates may be impaired at 31 December 2021, and has noted one joint venture where impairment indicators exist. In line with Section 27 of FRS 102, Impairment of Assets, a detailed value-in-use calculation has therefore been produced for this asset.

Data for the explicit forecast period of 2022-2026 is based on the 2022 budget. Cash flows beyond the explicit forecast period are extrapolated using a long term terminal growth rate of 3.0%. To arrive at the net present value, cash flows have been discounted using a discount rate of 11.5%.

The overall value-in-use in this calculation is greater than the carrying amount for this joint venture, and hence no impairment charge has been recognised. The key assumptions used in this calculation were the discount rate and revenue growth rates.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Key sources of estimation uncertainty (continued)

Management have performed a sensitivity analysis as of 31 December 2021 and have established that the discount rate would need to increase by more than 100% before an impairment of this asset would be required. Similarly, reducing the terminal growth rate of 3% to 0% would still not result in an impairment to this asset.

Useful economic lives sensitivity

The tables below detail the impact of the amortisation charge reported in the event of a 5%-10% increase or decrease in the useful economic lives of the Group’s intangible assets.

2022:

	Goodwill	Client lists	Brands	Total
	£	£	£	£
Current amortisation	3,330,261	5,482,048	—	8,812,309
Amortisation with -5% UEL	3,505,538	5,770,576	—	9,276,114
Amortisation with -10% UEL	3,700,290	6,091,164	—	9,791,454
Amortisation with +5% UEL	3,171,677	5,220,998	—	8,392,674
Amortisation with +10% UEL	3,027,510	4,983,680	—	8,011,189

2021:

	Goodwill	Client lists	Brands	Total
	£	£	£	£
Current amortisation	3,429,870	2,293,872	—	5,723,742
Amortisation with -5% UEL	3,610,391	2,414,602	—	6,024,993
Amortisation with -10% UEL	3,810,968	2,548,747	—	6,359,715
Amortisation with +5% UEL	3,266,544	2,184,640	—	5,451,184
Amortisation with +10% UEL	3,118,065	2,085,338	—	5,203,403

2020:

	Goodwill	Client lists	Brands	Total
	£	£	£	£
Current amortisation	3,488,827	2,334,873	—	5,823,700
Amortisation with -5% UEL	3,672,451	2,457,761	—	6,130,212
Amortisation with -10% UEL	3,876,476	2,594,303	—	6,470,779
Amortisation with +5% UEL	3,322,693	2,223,689	—	5,546,382
Amortisation with +10% UEL	3,171,662	2,122,612	—	5,294,274

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Key sources of estimation uncertainty (continued)

Deferred tax assets in respect of tax losses

The group has material brought forward and carried forward tax losses in the United Kingdom and the United States of America. There is significant estimation uncertainty surrounding the timing of which these losses may be utilised in future. Management reviews forecasts in estimating whether sufficient future taxable profits are likely to arise to warrant recognition of an asset in respect of such losses. The Group’s policy is to only consider forecasts which have been finalised and approved as at the period end, which in this case are for the years ended 31 December 2023 and 2024. In the case of the United Kingdom, these forecasts indicate these losses are to be fully utilised in those periods.

AHRA Continued Consolidation

On December 30, 2022, Alvarium RE Limited (“ARE”), an indirect wholly-owned subsidiary of Alvarium, entered into an agreement to sell 100% of the equity of Alvarium Home REIT Advisors Ltd (“AHRA”) to a newly formed entity owned by the management of AHRA, for aggregate consideration approximately equal to GBP 24 million. The consideration comprised a promissory note maturing December 31, 2023, subject to extension if mutually agreed upon by the parties thereto. Additionally, ARE received a call option pursuant to which ARE has the right to repurchase AHRA prior to the repayment of the Note for a purchase price equal to the loan balance then outstanding thereunder.

The consolidated financial statements include the accounts of AHRA. Subsidiaries are companies over which Alvarium has the power indirectly and/or directly to control the financial and operating policies so as to obtain benefits. In assessing control for accounting purposes, potential voting rights that are presently exercisable or convertible are taken into account. Although Alvarium does not presently have legal control of AHRA, it has a right to reacquire such legal control through the call option it holds and accordingly AHRA has been deemed to be a subsidiary for accounting purposes.

Revenue recognition

Turnover comprises revenue (exclusive of Value Added Tax) recognised by the group in respect of services supplied.

Corporate finance engagements

Fees for annual or quarterly services are billed in advance. Turnover for the provision of annual or quarterly services is recognized in the profit and loss account on a pro rata basis as the service is delivered over the period from the date of the invoice or renewal. The resulting accrued or deferred income is included within debtors or creditors respectively. The service provided to clients is generally providing reporting on funds invested into the relevant deals. This would include corporate finance engagements, management support and office space.

Placement fees are recognised as invoiced at the point of transaction closing.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Revenue recognition (continued)

Interest and investment income

Interest income is recognised using the effective interest rate method.

Dividend income is recognised when the right to receive payment is established.

UK Investment advisory revenue

The revenue shown in the accounts represents amounts due to the group for services rendered in the year, exclusive of Value Added Tax. Consultancy fees are invoiced on a quarterly basis in arrears and therefore at any point in time there is a level of accrued income pro-rata to the services rendered.

The majority of Advisory fees are received from the Pershing Platform quarterly in arrears. At any point in time there is a level of accrued income pro-rata to the expected annual revenues from Pershing.

Overseas Investment advisory revenue

Portfolio management and performance fees generally consist of percentage fees based upon client’s portfolio size and performance and are billed to clients following the close of each calendar quarter. At the end of each month there is an income accrual provided for pro rata quarterly fees which are billed post quarter end. These fees are gross amounts with any related commissions payable presented in cost of sales.

Trust and fiduciary revenue

Invoices raised in advance for the provision of annual services are taken to the profit and loss account on a pro rata basis over the year from the date of the invoice or renewal. The resulting deferred income is included within creditors. Work in Progress is carried at 70% of recorded unbilled time at each month end. This is considered by management to be a reliable consistent estimate of the recoverable proportion of unbilled time at any point, based on retrospective reviews.

Private and family office revenue

Turnover represents amounts receivable for services net of VAT and trade discounts. Invoicing is completed monthly in arrears, with any resulting accrued income included in debtors at the year end.

Revenue from the rendering of services is measured by reference to the stage of completion of the service transaction at the end of the reporting period provided that the outcome can be reliably estimated. The services cover a clearly defined period of time with no uncertainty as to outcome, and therefore we have used the length of time elapsed as the main measure for determining the stage of completion.

Income tax

The taxation expense represents the aggregate amount of current and deferred tax recognised in the reporting period. Tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, tax is recognised in other comprehensive income or directly in equity, respectively.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Income tax (continued)

Current tax is recognised on taxable profit for the current and past periods. Current tax is measured at the amounts of tax expected to pay or recover using the tax rates and laws that have been enacted or substantively enacted at the reporting date.

Deferred tax is recognised in respect of all timing differences at the reporting date. Unrelieved tax losses and other deferred tax assets are recognised to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Deferred tax is measured using the tax rates and laws that have been enacted or substantively enacted by the reporting date that are expected to apply to the reversal of the timing difference.

The Group’s unrecognised deferred tax assets are disclosed in note 22 to the financial statements.

Foreign currencies

Functional and presentational currency

The Group financial statements are presented in pound sterling.

Foreign currency transactions

Foreign currency transactions are translated into the functional currency using the spot exchange rates at the dates of the transactions.

At each period end foreign currency monetary items are translated using the closing rate. Non-monetary items measured at historical cost are translated using the exchange rate at the date of the transaction and non-monetary items measured at fair value are measured using the exchange rate when fair value was determined.

Foreign exchange gains and losses resulting from the settlement of transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the profit and loss account.

Foreign operations

The trading results of Group undertakings are translated into sterling at the average exchange rates for the year. The assets and liabilities of overseas undertakings, including goodwill and fair value adjustments arising on acquisition, are translated at the exchange rates ruling at the year end. Exchange adjustments arising from the retranslation of opening net investments and from the translation of the profits or losses at average rates are recognised in ‘Other comprehensive income’ and allocated to non-controlling interest as appropriate.

Operating leases

Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged against profits on a straight-line basis over the period of the lease.

The aggregate benefit of lease incentives is recognised as a reduction to expense over the lease term, on a straight-line basis.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Goodwill

Amortisation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful economic life of that asset as follows:

Subsidiaries, joint ventures and associates - 10 years straight line.

Intangible assets

Intangible assets are initially recorded at cost, and are subsequently stated at cost less any accumulated amortisation and impairment losses. Any intangible assets carried at revalued amounts, are recorded at the fair value at the date of revaluation, as determined by reference to an active market, less any subsequent accumulated amortisation and subsequent accumulated impairment losses.

Intangible assets acquired as part of a business combination are recorded at the fair value at the acquisition date.

Amortisation

Amortisation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful life of that asset as follows:

Goodwill	-	10 years straight line
Brands and licences	-	Between 2 and 5 years straight line
Customer list	-	Between 9 and 22 years straight line

The useful lives of the brands and licenses are based on the contractual agreements that underpin these or the period of expected use, whilst the useful lives of the customers lists depend on the nature of the customer relationships. These useful lives have been benchmarked to market data for entities of a similar nature as part of the PPA work carried out on the acquisition of these entities.

If there is an indication that there has been a significant change in amortisation rate, useful life or residual value of an intangible asset, the amortisation is revised prospectively to reflect the new estimates.

Tangible assets

Tangible assets are initially recorded at cost, and subsequently stated at cost less any accumulated depreciation and impairment losses. Any tangible assets carried at revalued amounts are recorded at the fair value at the date of revaluation less any subsequent accumulated depreciation and subsequent accumulated impairment losses.

An increase in the carrying amount of an asset as a result of a revaluation, is recognised in other comprehensive income and accumulated in equity, except to the extent it reverses a revaluation decrease of the same asset previously recognised in profit or loss. A decrease in the carrying amount of an asset as a result of revaluation, is recognised in other comprehensive income to the extent of any previously recognised revaluation increase accumulated in equity in respect of that asset. Where a revaluation decrease exceeds the accumulated revaluation gains accumulated in equity in respect of that asset, the excess shall be recognised in profit or loss.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Depreciation

Depreciation is calculated so as to write off the cost or valuation of an asset, less its residual value, over the useful economic life of that asset as follows:

Short leasehold property improvements	-	Various - straight line over remaining term on property lease
Fixtures and fittings	-	Between 3 and 5 years straight line
Office equipment	-	Between 3 and 5 years straight line

Investments

Un-listed fixed asset investments are initially recorded at cost and subsequently stated at cost less any accumulated impairment losses. Listed investments are measured at fair value with changes in fair value being recognised in profit or loss. The Group also holds an unlisted convertible note investment at fair value, see note 15 for further detail.

Investments in subsidiaries

Investments in subsidiaries are held at cost less impairment. Impairment reviews are made on an annual basis. Impairment is measured as the difference between the carrying value and best estimate of the value in use or amount receivable on sale. Impairment costs are recognised through the income statement.

Investments in associates

Investments in associates are accounted for using the equity method of accounting, whereby the investment is initially recognised at the transaction price and subsequently adjusted to reflect the group’s share of the profit or loss, other comprehensive income and equity of the associate.

When the Group’s share of losses of an associate investment equals or exceeds the carrying amount of its investment, the Group stops recognising its share of further losses. The Group recognises its share of any subsequent profits only after its share of profits equals its share of losses not recognised.

Goodwill arising on acquisition of associates is included within the investment cost. This is amortised over 10 years and included in the share of profits/losses included in the income statement.

Investments in joint ventures

Investments in joint ventures are accounted for using the equity method of accounting, whereby the investment is initially recognised at the transaction price and subsequently adjusted to reflect the group’s share of the profit or loss, other comprehensive income and equity of the joint venture.

When the Group’s share of losses of a joint venture investment equals or exceeds the carrying amount of its investment, the Group stops recognising its share of further losses. The Group recognises its share of any subsequent profits only after its share of profits equals its share of losses not recognised.

Goodwill arising on acquisition of joint ventures is included within the investment cost. This is amortised over 10 years and included in the share of profits/losses included in the income statement.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Impairment of fixed assets

A review for indicators of impairment is carried out at each reporting date, with the recoverable amount being estimated where such indicators exist. Where the carrying value exceeds the recoverable amount, the asset is impaired accordingly. Prior impairments are also reviewed for possible reversal at each reporting date. For the purposes of impairment testing, when it is not possible to estimate the recoverable amount of an individual asset, an estimate is made of the recoverable amount of the cash-generating unit to which the asset belongs.

The cash-generating unit is the smallest identifiable group of assets that includes the asset and generates cash flows that are largely independent of the cash flows from other assets or groups of assets.

For impairment testing of goodwill, the goodwill acquired in a business combination is, from the acquisition date, allocated to each of the cash-generating units that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the company are assigned to those units.

Finance leases

Assets held under finance leases are recognised in the statement of financial position as assets and liabilities at the lower of the fair value of the assets and the present value of the minimum lease payments, which is determined at the inception of the lease term. Any initial direct costs of the lease are added to the amount recognised as an asset.

Lease payments are apportioned between the finance charges and reduction of the outstanding lease liability using the effective interest method. Finance charges are allocated to each period so as to produce a constant rate of interest on the remaining balance of the liability.

Government grants

Government grants are recognised at the fair value of the asset received or receivable. Grants are not recognised until there is reasonable assurance that the Group will comply with the conditions attaching to them and the grants will be received. Government grants are recognised using the accrual model.

Under the accrual model, government grants relating to revenue are recognised on a systematic basis over the periods in which the Group recognises the related costs for which the grant is intended to compensate. Grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the entity with no future related costs are recognised in income in the period in which it becomes receivable.

Provisions

Provisions are recognised when the entity has an obligation at the reporting date as a result of a past event, it is probable that the entity will be required to transfer economic benefits in settlement and the amount of the obligation can be estimated reliably. Provisions are recognised as a liability in the statement of financial position and the amount of the provision as an expense.

Provisions are initially measured at the best estimate of the amount required to settle the obligation at the reporting date and subsequently reviewed at each reporting date and adjusted to reflect the current best estimate of the amount that would be required to settle the obligation. Any adjustments to the amounts previously recognised are recognised in profit or loss unless the provision was originally recognised as part of the cost of an asset.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Financial instruments

The group applies Sections 11 and 12 of FRS 102 in respect of financial instruments.

Basic Financial assets

Basic financial assets, including trade and other receivables, are initially recognised at transaction price, unless the arrangement constitutes a financing transaction, where the transaction is measured at the present value of the future receipts discounted at a market rate of interest. Such assets are subsequently carried at amortised cost using the effective interest method. At the end of each reporting period financial assets measured at amortised cost are assessed for objective evidence of impairment. If an asset is impaired the impairment loss is the difference between the carrying amount and the present value of the estimated cash flows discounted at the asset’s original effective interest rate. The impairment loss is recognised in profit or loss. If there is a decrease in the impairment loss arising from an event occurring after the impairment was recognised, the impairment is reversed. The reversal is such that the current carrying amount does not exceed what the carrying amount would have been had the impairment not previously been recognised. The impairment reversal is recognised in profit or loss.

Other Financial Assets

Other financial assets, including investments in equity instruments which are not subsidiaries, associates or joint ventures, are initially measured at fair value, which is normally the transaction price. Such assets are subsequently carried at fair value and the changes in fair value are recognised in profit or loss, except that investments in equity instruments that are not publicly traded and whose fair values cannot be measured reliably are measured at cost less impairment. Financial assets are derecognised when (a) the contractual rights to the cash flows from the asset expire or are settled, or (b) substantially all the risks and rewards of the ownership of the asset are transferred to another party, or (c) despite having retained some significant risks and rewards of ownership, control of the asset has been transferred to another party who has the practical ability to unilaterally sell the asset to an unrelated third party without imposing additional restrictions.

Basic Financial liabilities

Basic financial liabilities, including trade and other payables, bank loans, loans from fellow group companies and preference shares that are classified as debt, are initially recognised at transaction price, unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future receipts discounted at a market rate of interest. Debt instruments are subsequently carried at amortised cost, using the effective interest rate method. Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities. Trade payables are recognised initially at transaction price and subsequently measured at amortised cost using the effective interest method. Financial liabilities are derecognised when the liability is extinguished, that is when the contractual obligation is discharged, cancelled or expires.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Financial instruments (continued)

Other financial liabilities

Other financial liabilities issued by the group comprise convertible loan notes that can be converted to share capital at the option of the holder, and the number of shares to be issued does not vary with changes in their fair value. The liability component of other financial liabilities are initially recognised at the fair value of a similar liability that does not have an equity conversion option. The equity component is initially recognised as the difference between the fair value of other financial liabilities as a whole and the fair value of the liability component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts. Subsequent to initial recognition, the liability component of other financial liabilities is measured at amortised cost using the effective interest method. The equity component of a compound financial instrument is not re-measured subsequent to initial recognition except on conversion or expiry.

Loans receivable

Loans receivable are measured initially at fair value and are measured subsequently at amortised cost using the effective interest method, less any impairment. An indicative interest rate is used to calculate the amortised cost of interest free related party loans. This is based on comparable interest rates on loans that the Group has given to other entities.

Executory contracts

Where the Group holds derivative options for non-financial instruments, these are treated as executory contracts and are therefore held off the balance sheet. See note 23 of these financial statements for more information.

Employee benefits

All employee benefits are categorised under cost of sales.

Defined contribution pension plans

Contributions to defined contribution plans are recognised as an expense in the period in which the related service is provided. Prepaid contributions are recognised as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

When contributions are not expected to be settled wholly within 12 months of the end of the reporting date in which the employees render the related service, the liability is measured on a discounted present value basis. The unwinding of the discount is recognised as a finance cost in profit or loss in the period in which it arises.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Employee benefits (continued)

Share-based payments

The Group issues share-based payments to certain employees, including directors. These share-based payments are recognised in accordance with section 26 of FRS 102.

Equity-settled share-based payments are measured at fair value at the date of grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the vesting period, together with a corresponding increase in equity, based upon the group’s estimate of the shares that will eventually vest, which involves making assumptions about the number of leavers over the vesting period. The vesting period is determined by the period of time the employees must remain in the Group’s employment before the rights to the shares transfer unconditionally to them.

Fair value has been determined with reference to recent transactions with external investors in the company’s shares.

Where the terms of an equity-settled transaction are modified, as a minimum an expense is recognised as if the terms had not been modified. In addition, an expense is recognised for any increase in the value of the transaction as a result of the modification, as measured at the date of modification.

Where an equity-settled transaction is cancelled, it is treated as if it had vested on the date of the cancellation, and any expense not yet recognised for the transaction is recognised immediately.

However, if a new transaction is substituted for the cancelled transaction and designated as a replacement transaction on the date that it is granted, the cancelled and new transactions are treated as if they were a modification of the original transaction, as described in the previous paragraph.

Cash settled share-based payments are measured at fair value at the balance sheet date. The Group recognises a liability based on the estimate of options that will vest and the expected vesting date. Further information on the cash settled share-based payments in the period are detailed in note 25 of these financial statements.

Annual bonus plan

The Group operates an annual bonus plan for employees. An expense is recognised in the profit and loss account when the Group has a legal or constructive obligation to make payments under the plan as a result of past events and a reliable estimate of the obligation can be made.

Short term benefits

Short term benefits, including holiday pay and other similar non-monetary benefits, are recognised as an expense in the period in which the service is received.

Business combinations

Business combinations are accounted for using the purchase method.

The cost of a business combination is measured as the aggregate of the fair values, at the acquisition date, of assets given, liabilities incurred or assumed, and equity instruments issued plus any costs directly attributable to the business combination.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Business combinations (continued)

Where control is achieved in stages, goodwill is calculated as the sum of the goodwill arising on each purchase of shares in these entities, being the difference at the date of each purchase between the fair value of the consideration given and the fair value of the identifiable assets and liabilities attributable to the interest purchased.

Where the business combination requires an adjustment to the cost contingent on future events, the estimated amount of that adjustment is included in the cost of the combination at the acquisition date at fair value. Where contingent consideration is estimated at acquisition and this estimate changes, any change to the consideration is treated as an adjustment to the goodwill.

On acquisition of a business, fair values are attributed to the identifiable assets, liabilities and contingent liabilities unless the fair value cannot be measured reliably, in which case the value is incorporated in goodwill. Where the fair value of contingent liabilities cannot be reliably measured they are disclosed on the same basis as other contingent liabilities.

Goodwill recognised represents the excess of the fair value and directly attributable costs of the purchase consideration over the fair values to the Group’s interest in the identifiable net assets, liabilities and contingent liabilities acquired.

Goodwill is amortised over its expected useful life. Where the Group is unable to make a reliable estimate of useful life, goodwill is amortised over a period not exceeding 10 years. Goodwill is assessed for impairment when there are indicators of impairment and any impairment is charged to the income statement. Reversals of impairment are recognised when the reasons for the impairment no longer apply.

Merger relief is applied where the Group issues equity shares in consideration for the shares of another company and secures at least a 90% equity holding in the other company. Where the criteria for merger relief are met, share premium is not recorded on the issue of these shares, and instead a merger reserve is used. This is a requirement of section 612 of the Companies Act 2006 when these criteria are met.

Impact of changes to accounting

FRS 102 was amended in December 2020 to deal with the financial reporting implications associated with the replacement of interest rate benchmarks as part of the international interest rate benchmark reforms. These amendments are referred to as Phase 2 of the interest rate benchmark reform related amendments to FRS 102. Application of the amendments is mandatory and effective for accounting periods beginning on or after 1 January 2021, with early application permitted. There is no effect of the interest rate benchmark reform on the current or prior years’ financial statements. The effect of the reform on the future financial statements is currently uncertain.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

4.	Turnover

Turnover arises from:

	2022	2021	2020
	£	£	£
Rendering of services	81,625,144	75,164,498	52,263,050

The turnover is attributable to the one principal activity of the Group. An analysis of turnover by the geographical markets that substantially differ from each other is given below:

	2022	2021	2020
	£	£	£
United Kingdom	59,756,726	53,053,810	32,371,445
Switzerland	4,540,147	5,550,023	5,535,726
Portugal	1,592,940	1,283,637	913,623
USA	9,537,758	8,367,509	7,339,809
Hong Kong	3,967,811	5,206,522	4,863,268
Spain	27,750	335,633	347,149
France	2,202,012	1,367,364	784,189
Australia	—	—	107,841
	—	—	—

	81,625,144	75,164,498	52,263,050

5.	Gains/(losses) on investments

	2022	2021	2020
	£	£	£
Loss on disposal and restructuring of interests in joint ventures and associates	—	(452,591)	(57,208)
Gain on disposal of other investments	2,108	—	222,222
	—	—	—

	2,108	(452,591)	165,014

The loss reported in 2021 includes a transaction of £148,277 between equity holders in the group headed by Alvarium Investment (NZ) Limited which has had the impact of diluting the share of net assets of the investee held by the Group. The balance of £304,314 relates to the disposal of the group’s interests in Alvarium Media Finance LLC.

The loss in the 2020 relates to the Group reducing its holding in Alvarium Investment (NZ) Limited from 50% to 46%.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

6.	Operating profit or loss

Operating profit or loss is stated after charging/(crediting):

	2022	2021	2020
	£	£	£
Depreciation of tangible assets	510,283	552,293	536,319
Impairment of trade debtors	2,397,367	277,682	439,829
Equity-settled share-based payments (credit)/expense	20,413,653	(1,333)	7,296
Cash-settled share-based payments expense	10,484,590	—	—
Foreign exchange differences	(1,140,522)	278,611	451,027

7.	Loss from disposal of investment in associate

	2022	2021	2020
	£	£	£
Loss on disposal of interests in associates	54,615	—	—

8.	Gain on disposal of investment in joint venture

	2022	2021	2020
	£	£	£
Gain on disposal of interests in JV	4,660,861	—	—

The gain reported in the current year relates to the disposal of the group’s 46% interest in Alvarium Investment (NZ) Limited and 23% interests in Templeton C&M Holdco Limited and NZ PropCo Holdings Limited. On 30 September 2022 the Group fully disposed of its investments in these joint ventures in return for cash consideration of £7.3m. £2.7m of this consideration is deferred, with £692k being receivable on 30 September 2023 and £1,975k being receivable in ten equal instalments over the next 5 years. Non-current consideration receivable has been recognised at present value using a discount rate of 8%.

9.    Income from other fixed asset investments

	2022	2021	2020
	£	£	£
Income from disposal of asset held at book value	—	530,170	—
Loss on disposal of other fixed asset investments	(1)	—	—
Dividends from other fixed asset investments	10,350	17,619	3,158
	—	—	—

	10,349	547,789	3,158

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

10.	Interest receivable

	2022	2021	2020
	£	£	£
Interest on loans and receivables	61,802	44,002	100,694
Interest on cash and cash equivalents	3,228	313	1,700
Interest receivable from joint ventures and associates	93,430	159,755	146,690
	—	—	—

	158,460	204,070	249,084

The total income recognised in respect of financial assets measured at amortised cost is £158,460 (2021: £204,070, 2020: £249,084).

The group does not have any financial assets measured at fair value through profit or loss.

11.	Interest payable

	2022	2021	2020
	£	£	£
Interest on banks loans and overdrafts	694,854	626,214	631,866
Interest on obligations under finance leases and hire purchase contracts	2,835	19,683	37,226
Interest on shareholder loan facility	5,205,024	844,053	–
Other interest payable and similar charges	17,991	321,520	60,496
	—	—	—

	5,920,704	1,811,470	729,588

The total expense recognised in relation to financial liabilities measured at amortised cost is £5,920,704 (2021: £1,811,470, 2020: £729,588).

The group does not have any financial liabilities measured at fair value through profit or loss.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

12.	Taxation on ordinary activities

Major components of tax income

	2022	2021	2020
	£	£	£
Current tax:
UK current tax expense	—	303,357	686,159
Adjustments in respect of prior periods	5,762	380	(18,420)

Total UK current tax	5,762	303,737	667,739
Foreign current tax expense	384,770	517,781	362,736
Adjustments in respect of prior periods	44,423	(20,344)	30,727

Total foreign tax	429,193	497,437	393,463

Total current tax	434,955	801,174	1,061,202

Deferred tax:
Origination and reversal of timing differences	(3,775,045)	1,407,915	(142,158)
Impact of change in tax rate	(1,384,235)	(156,063)	58,184
Recognition of prior period timing differences	—	(2,589,487)	(1,292,391)
Adjustments in respect of prior periods	(46,053)	—	—

Total deferred tax	(5,205,333)	(1,337,635)	(1,376,365)

Taxation on ordinary activities	(4,770,378)	(536,461)	(315,163)

On 3 March 2021 the UK government announced an intention to increase the UK corporation tax rate to 25% with effect from 1 April 2023. The impact of this on the Group’s deferred tax assets and liabilities is included above.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

12.	Taxation on ordinary activities (continued)

Reconciliation of tax income

The tax assessed on the (loss)/profit on ordinary activities for the year is higher than (2021: lower than, 2020: higher than) the standard rate of corporation tax in the UK of 19% (2021: 19%, 2020: 19%).

	2022	2021	2020
	£	£	£
(Loss)/profit on ordinary activities before taxation	(51,285,586)	1,411,413	(3,692,354)

(Loss)/profit on ordinary activities by rate of tax	(9,744,260)	268,168	(701,547)
Adjustment to tax charge in respect of prior periods	4,132	(19,964)	12,307
Effect of expenses not deductible for tax purposes	2,829,162	1,672,344	369,791
Effect of capital allowances and depreciation	(5,228)	52,978	3,298
Effect of revenue exempt from tax	—	(3)	(125,015)
Effect of different overseas tax rates on some earnings	(397,054)	(193,301)	(218,185)
Utilisation of tax losses	—	(422,151)	(95,239)
Unused tax losses	4,030,074	402,001	1,235,991
(Gain)/loss on disposal not taxable	(855,205)	28,173	(99,993)
Amortisation arising on consolidation	632,750	651,675	662,877
Recognition of DTAs for previously unrecognised losses	—	(2,589,487)	(1,292,391)
Effect of change in UK tax rates	(1,384,235)	(156,063)	—
Specific tax allowance in US subsidiary	—	—	(98,199)
Income from associates and JV’s not taxable in group	119,486	(230,831)	31,142

Tax on (loss)/profit	(1,384,235)	(536,461)	(315,163)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Intangible assets

	Goodwill	Patents, trademarks and licences	Client lists	Total
	£	£	£	£
Cost
At 1 January 2022	33,914,523	524,848	30,238,028	64,677,399
Additions	—	—	39,999,816	39,999,816
Translation gains	447,091	—	772,736	1,219,827

At 31 December 2022	34,361,614	524,848	71,010,580	105,897,042

Amortisation
At 1 January 2022	19,074,971	524,848	11,435,493	31,035,312
Charge for the year	3,330,261	—	5,482,048	8,812,309

At 31 December 2022	22,405,232	524,848	16,917,541	39,847,621

Carrying amount
At 31 December 2022	11,956,382	—	54,093,039	66,049,421

At 31 December 2021	14,839,552	—	18,802,535	33,642,087

	Goodwill	Patents, trademarks and licences	Client lists	Total
	£	£	£	£
Cost
At 1 January 2021	34,163,414	524,848	30,287,194	64,975,456
Additions	—	—	—	—
Translation losses	(248,891)	—	(49,166)	(298,057)

At 31 December 2021	33,914,523	524,848	30,238,028	64,677,399

Amortisation
At 1 January 2021	15,645,101	524,848	9,141,621	25,311,570
Charge for the year	3,429,870	—	2,293,872	5,723,742

At 31 December 2021	19,074,971	524,848	11,435,493	31,035,312

Carrying amount
At 31 December 2021	14,839,552	—	18,802,535	33,642,087

At 31 December 2020	18,518,313	—	21,145,573	39,663,886

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Intangible assets (continued)

On 11 July 2022, a subsidiary of Alvarium, LXI REIT Advisors Limited, acquired the rights to manage Secure Income REIT plc, by purchasing the existing shares of Prestbury Investment Partners Limited, for £40 million (this was connected to a wider transaction in which Secure Income REIT plc was itself acquired by LXi REIT plc, and LXi REIT Advisors Limited advises the combined entity). The acquisition was financed via a loan from Alvarium shareholders. This acquisition has been treated as an asset acquisition for accounting and reporting purposes and has resulted in the recognition of a £40m intangible asset for the customer relationship with Secure Income REIT plc, as disclosed above. This transaction has been treated as an asset acquisition because Prestbury Investment Partners Limited is not deemed to be a business for the purposes of this transaction, it is an entity which has been fully absorbed into LXI REIT Advisors Limited. Additionally, the Group has not acquired employees or processes from Prestbury Investment Partners Limited. The acquisition is treated as a non-cash transaction for the purposes of the Statement of Cash Flows as the transaction comprised an acquisition of assets by assuming directly related liabilities. The transaction was physically settled by loan finance proceeds provided directly to Prestbury Investment Partners Limited by Alvarium shareholders.

This intangible asset is being amortised over the life of the contract, which is 6 years from acquisition.

14.	Tangible assets

	Land and buildings	Fixtures and fittings	Equipment	Total
	£	£	£	£
Cost
At 1 January 2022	893,306	704,325	1,783,885	3,381,516
Additions	1,638,285	354,829	127,789	2,120,903
Disposals	(754,802)	(217,031)	(418,268)	(1,390,101)
Translation gains	12,913	18,436	93,157	124,506

At 31 December 2022	1,789,702	860,559	1,586,563	4,236,824

Depreciation
At 1 January 2022	725,991	555,008	1,342,365	2,623,364
Charge for the year	195,901	71,628	242,754	510,283
Disposals	(754,802)	(217,031)	(413,025)	(1,384,858)
Translation gains	3,805	14,180	67,198	85,183

At 31 December 2022	170,895	423,785	1,239,292	1,833,972

Carrying amount
At 31 December 2022	1,618,807	436,774	347,271	2,402,852

At 31 December 2021	167,315	149,317	441,520	758,152

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

14.	Tangible assets (continued)

	Land and buildings	Fixtures and fittings	Equipment	Total
	£	£	£	£
Cost
At 1 January 2021	887,072	685,643	1,652,988	3,225,703
Additions	5,208	26,869	383,151	415,228
Disposals	—	(8,501)	(228,879)	(237,380)
Translation gains/(losses)	1,026	314	(23,375)	(22,035)

At 31 December 2021	893,306	704,325	1,783,885	3,381,516

Depreciation
At 1 January 2021	509,023	477,337	1,323,930	2,310,290
Charge for the year	216,599	86,126	249,568	552,293
Disposals	—	(8,501)	(210,903)	(219,404)
Translation gains/(losses)	369	46	(20,230)	(19,815)

At 31 December 2021	725,991	555,008	1,342,365	2,623,364

Carrying amount
At 31 December 2021	167,315	149,317	441,520	758,152

At 31 December 2020	378,049	208,306	329,058	915,413

Included within the carrying value of tangible assets are the following amounts relating to assets held under finance leases:

	Land and buildings	Total
	£	£
At 31 December 2022	—	—

At 31 December 2021	82,753	82,753

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments

	Interests in associates	Joint ventures	Other investments other than loans	Total
	£	£	£	£
Share of net assets/cost
At 1 January 2022	2,960,255	10,265,495	2,245,098	15,470,848
Additions	—	7,456	39,634	47,090
Disposals	(54,614)	(2,683,399)	(30,690)	(2,768,703)
Revaluations	—	—	(105,606)	(105,606)
Loss of controlling interest in subsidiary	—	8,020	(8,020)	—
Share of profit or loss	760,372	(264,317)	—	496,055
Dividends received	(1,675,101)	(1,749,829)	—	(3,424,930)
Movements in equity	—	23,969	—	23,969
Gains/(losses) on translation	96,737	64,578	46,827	208,142

At 31 December 2022	2,087,649	5,671,973	2,187,243	9,946,865

Impairment
At 1 January 2022	231,008	169,418	272,929	673,355
Impairment losses	—	—	1,642,997	1,642,997

At 31 December 2022	231,008	169,418	1,915,926	2,316,352

Carrying amount
At 31 December 2022	1,856,641	5,502,555	271,317	7,630,513

	Interests in associates	Joint ventures	Other investments other than loans	Total
	£	£	£	£
Share of net assets/cost
At 1 January 2021	2,902,373	9,482,998	198,061	12,583,432
Additions	—	6,208	2,220,050	2,226,258
Disposals	(10,206)	—	(85,121)	(95,327)
Revaluations	—	—	(87,892)	(87,892)
Share of profit or loss	1,410,850	2,898,485	—	4,309,335
Dividends received	(1,312,561)	(1,266,860)	—	(2,579,421)
Movements in equity	—	(655,944)	—	(655,944)
Gains/(losses) on translation	(30,201)	(199,392)	—	(229,593)

At 31 December 2021	2,960,255	10,265,495	2,245,098	15,470,848

Impairment
At 1 January 2021	231,008	169,418	30,429	430,855
Impairment losses	—	—	242,500	242,500

At 31 December 2021	231,008	169,418	272,929	673,355

Carrying amount
At 31 December 2021	2,729,247	10,096,077	1,972,169	14,797,493

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments (continued)

The share of profit or loss from associates and joint ventures includes amortisation relating to the acquisition of those associates and joint ventures totalling £72,906 (2021: £68,321, 2020: £73,526) and £641,873 (2021: £641,873, 2020: £641,873).

The ‘other investments’ figure above includes a convertible note and warrants in an unlisted entity which was purchased in December 2021. These investments are held at a fair value of £1,642,997 which was the cost of the investments. The fair value is driven by the realisation of a variety of conversion features and the credit quality of the underlying business as well as its ability to pay interest payments. If certain conversion features were to occur, this would result in a material gain. A review of this asset was undertaken at the year end and a full write off of £1,642,997 has been recognised.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments (continued)

Subsidiaries, associates and other investments

Details of the investments in which the Group and the parent Company have an interest of 20% or more are as follows:

Subsidiary undertakings	Country of incorporation	Class of share	Percentage of shares held
			2022	2021	2020
Alvarium RE Limited(1)	United Kingdom	Ordinary	100	100	100
Alvarium Investment Management Limited(1)	United Kingdom	Ordinary	75	75	75
		Ordinary*	25	25	25
Alvarium PO (Payments) Limited*(1)	United Kingdom	Ordinary*	100	100	100
LJ GP Carry Sarl(6)	Luxembourg	Ordinary	100	100	100
Alvarium Investment Advisors (UK) Limited*(1)	United Kingdom	Ordinary	100	100	100
Alvarium Investments Advisors (USA) Inc.(3)	USA	Ordinary	100	100	100
Alvarium RE (US) LLC.(3)	USA	Ordinary	100	100	100
Alvarium Investments Advisors (Suisse) SA(5)	Switzerland	Ordinary	100	100	100
Alvarium Investments Advisors (Hong Kong) Limited(23)	Hong Kong	Ordinary	100	100	100
Alvarium Investments Advisors (Portugal) Limited	Portugal	Ordinary	100	100	100
LJ GP International Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Trust and Fiduciary Holdings Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Group Holdings Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Management (Suisse) SA*(5)	Switzerland	Ordinary	100	100	100
LJ Management (IOM) Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Capital (IOM) Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Luxembourg SA*(6)	Luxembourg	Ordinary	100	100	100
Alvarium Investment Managers (UK) LLP*(1)	United Kingdom	LLP Interest	98	98	98
Alvarium PO Limited*(1)	United Kingdom	Ordinary	100	100	100
Alvarium Private Client Limited*(1)	United Kingdom	Ordinary	100	100	100
Alvarium Pradera Holdings Limited*(1)	United Kingdom	Ordinary	100	100	100
LJ Capital (IOM) Hadley Limited*(7)	Isle of Man	Ordinary	100	100	100
Alvarium Investment Management (US) Holdings Corp(4)	USA	Ordinary	100	100	100
LJ Sports and Entertainment LLC*(4)	USA	Ordinary	0	100	100
Alvarium Investment Managers LLC*(4)	USA	Partnership interest	100	100	100
Alvarium Fund Managers (UK) Limited*(1)	United Kingdom	Ordinary	100	100	100
LJ Capital (HPGL) Limited*(1)	United Kingdom	Ordinary A and B	100	100	100
Alvarium CI (US) LLC(4)	USA	Partnership interest	100	100	100
Alvarium MB (US) BD LLC(4)	USA	Partnership interest	100	100	100
Alvarium CI Limited(1)	United Kingdom	Ordinary	100	100	100
Alvarium CI Advisors (UK) Limited*(1)	United Kingdom	Ordinary	100	100	100

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Subsidiary undertakings	Country of incorporation	Class of share	Percentage of shares held
			2022	2021	2020
Alvarium Home REIT Advisors Limited*(1)	United Kingdom	Ordinary	100	100	100
Alvarium Compass GP Limited*(7)	Isle of Man	Ordinary	100	100	100
Alvarium Group Operations Limited(1)	United Kingdom	Ordinary	100	100	100
Alvarium Investment Advisors (Singapore) Pte. Limited(29)	Singapore	Ordinary	100	100	100
Alvarium MB Limited(1)	United Kingdom	Ordinary	100	100	100
Alvarium MB (UK) Limited*(1)	United Kingdom	Ordinary	100	100	100
Alvarium Securities Limited*(1)	United Kingdom	Ordinary	100	100	100
Alvarium Investments Advisors (France) SAS*(2)	France	Ordinary	100	100	100
LJ Pankow I Feeder GP Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Pankow II Feeder GP Limited*(7)	Isle of Man	Ordinary	100	100	100
Puffin Agencies Limited*(9)	Gibraltar	Ordinary	100	100	100
Clambake Limited*(19)	British Virgin Islands	Ordinary	100	100	100
Clambake Inc.* (8)	Marshall Islands	Ordinary	100	100	100
Dubois Services Limited*(19)	British Virgin Islands	Ordinary	100	100	100
Cellar Limited*(19)	British Virgin Islands	Ordinary	100	100	100
LJ Management (BVI) Limited*(19)	British Virgin Islands	Ordinary	100	100	100
LJ Skye Services Limited*(19)	British Virgin Islands	Ordinary	0	100	100
Cellar Inc.*(10)	Turks and Caicos	Ordinary	100	100	100
LJ Capital Partners Limited*(19)	British Virgin Islands	Ordinary	100	100	100
Triptych Holdings (Gibraltar) Limited*(9)	Gibraltar	Ordinary	0	100	100
LJ Skye Trustees Limited*(7)	Isle of Man	Ordinary	100	100	100
Alvarium Management (IOM) Limited	Isle of Man	Ordinary	0	100	100

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Subsidiary undertakings	Country of incorporation	Class of share	Percentage of shares held
			2022	2021	2020
Waterstreet One Limited*(7)	Isle of Man	Ordinary	100	100	100
Waterstreet Two Limited*(7)	Isle of Man	Ordinary	0	100	100
Park Limited*(7)	Isle of Man	Ordinary	100	100	100
Lake Limited*(7)	Isle of Man	Ordinary	100	100	100
Harbour Limited*(7)	Isle of Man	Ordinary	100	100	100
Stone Limited*(7)	Isle of Man	Ordinary	100	100	100
Whitebridge Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ QG Bow Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Ardstone Spain S.L.*(26)	Spain	Ordinary	70	70	70
LJ Cresco Holdco Limited*(7)	Isle of Man	Ordinary	100	100	100
Alvarium Services (UK) Limited*(1)	United Kingdom	Ordinary	100	100	100
Alvarium Fiduciaries (UK) (UK) Limited*(1)	United Kingdom	Ordinary	100	100	100
LJ Cresco GP Holdings Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Capital (IOM) T4 Limited*(7)	Isle of Man	Ordinary	100	100	100
Loire Services Limited*(7)	Isle of Man	Ordinary	100	100	100
Southwood Limited*(7)	Isle of Man	Ordinary	100	100	100
Mooragh (BVI) Limited*(19)	British Virgin Islands	Ordinary	100	100	100
Whitebridge (BVI) Limited*(19)	British Virgin Islands	Ordinary	100	100	100
LJ Station 2 GP Limited*(19)	Isle of man	Ordinary	100	100	100
LJ Fusion Feeder GP Limited*(7)	Isle of Man	Ordinary	100	100	100
LXI REIT Advisors Limited*(1)	United Kingdom	Ordinary	100	100	59
Alvarium Social Housing Advisors Limited*(1)	United Kingdom	Ordinary	100	100	76
Alvarium RE Public Markets Limited*(1)	United Kingdom	Ordinary	100	0	0
Alvarium Education Reit Limited*(1)	United Kingdom	Ordinary	100	0	0
Alvarium Willow GP*(7)	Isle of Man	Ordinary	100	0	0
Amalfi Investment Partner Limited*(1)	United Kingdom	Ordinary	100	0	0
Alvarium RE Global Opportunistic I GP Limited*(7)	Isle of Man	Ordinary	100	0	0
Amalfi B Limited*(7)	Isle of Man	Ordinary	100	0	0
Alvarium Willow US LLC	USA	Ordinary	100	0	0

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Other holdings	Country of incorporation	Class of share	Percentage of shares held
			2022	2021	2020
LJ Capital (Woody) Limited*	United Kingdom	A Shares	0	80	80
		B Shares	0	16	16
LJ Capital (RL) Limited*	British Virgin Islands	A Shares	0	100	100
LJ London Holdings Limited	Isle of Man	Ordinary shares	0	100	100
LJ Maple Limited*	Guernsey	A Shares	100	100	100
LJ Greenwich Sarl*	Luxembourg	A Shares	0	0.19	0.19
		B Shares	0	100	100
LJ Maple Belgravia Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Circus Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Hamlet Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Hill Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple St. Johns Wood Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Kew Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Kensington Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Chelsea Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Tofty Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Duke Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Abbey Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Nine Elms Limited*	British Virgin Islands	A Shares	100	100	100
LJ Green Lanes Holdings Limited*	Isle of Man	A Shares	0	100	100
LJ T4 GP Limited*	British Virgin Islands	A Shares	100	100	100
PMD Finance Sarl	Luxembourg	A Shares	0	2	2
CRE Advisers 1 SCA 2	Luxembourg	Ordinary	30	0	0
CRE Advisers 1 SCA 1	Luxembourg	Ordinary	30	0	0
PRESTBURY JERSEY LIMITED	Jersey	Ordinary	100	0	0
SIR Trustee 1 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 2 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 3 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 4 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 5 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 6 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 7 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 8 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 9 Limited*	Jersey	Ordinary	100	0	0

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Other holdings (refer to note 3 for accounting treatment)	Country of incorporation	Class of share	Percentage of shares held
			2022	2021	2020
SIR Trustee 10 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 11 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 12 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 13 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 14 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 15 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 16 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 17 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 18 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 19 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 20 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 21 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 21 Limited*	Jersey	Ordinary	100	0	0
SIR Trustee 22 Limited*	Jersey	Ordinary	100	0	0
Queensgate Mayfair Carry LP*(7)	Isle of Man	Partnership Interest	50	50	50
Queensgate Carry Partner SCS	Luxembourg	Partnership Interest	29	29	29
Queensgate Mayfair Carry GP Ltd*(7)	Isle of Man	Ordinary Shares	50	50	50
Queensgate Mayfair Co-Invest GP Ltd*(7)	Isle of Man	Ordinary Shares	33	33	33
Queensgate Fusion GP LLP*(21)	United Kingdom	Partnership Interest	17	17	17
Queensgate Carry Partner GP Coop SA*(16)	Luxembourg	Ordinary Shares	50	50	50
Queensgate Bow Co-Invest Carry LP*(21)	United Kingdom	Partnership Interest	26	26	26
Queensgate Bow Co-Invest Carry GP LLP*(21)	United Kingdom	LLP Interest	33	33	33
Gem Carry GP LLP*(21)	United Kingdom	Partnership Interest	50	50	50
Gem Carry LP*(21)	United Kingdom	Partnership Interest	25	25	25
Queensgate Investments II AIV GP LLP*(12)	United Kingdom	LLP Interest	17	17	17
Queensgate Fusion Co-Invest Carry LP*(21)	United Kingdom	Partnership interest	26	26	26
Urban Spaces Carry LP*(22)	Guernsey	Partnership interest	33	25	25
Urban Spaces Carry GP Ltd*(22)	Guernsey	Partnership interest	33	33	33
Cresco Pankow 1 SCA*(17)	Luxembourg	Ordinary Shares	30	30	30
Cresco Terra 1 New SCA*(17)	Luxembourg	Ordinary Shares	30	30	30
Cresco Station 1 SCA*(17)	Luxembourg	Ordinary Shares	30	30	30
Pradera European Retails Parks Carry LP*(36)	United Kingtom	Partnership Interest	30	30	30
CRE Investment 1 SCA 1*(17)	Luxembourg	B Shares	22.5	22.5	0
CRE Investment 2 SCA 1*(17)	Luxembourg	B Shares	22.5	22.5	0
CRE Investment 3 SCA 1*(17)	Luxembourg	B Shares	30	0	0
CRE Investment 4 SCA 1*(17)	Luxembourg	B Shares	30	0	0
CRE Advisers 1 SCA 2*(17)	Luxembourg	B Shares	30	30	0
Debussy TopCo Sarl * (37)	Luxembourg	A Shares	40	0	0
CF I Feeder GP Limited*(25)	Cayman Islands	Ordinary	100	100	100
KF I Feeder GP Limited*(25)	Cayman Islands	Ordinary	100	100	100
LJ UK Cities Carry LP Inc*(7)	Isle of Man	Partnership Interest	65	65	65
Alvarium Goodmayes Limited*(1)	United Kingdom	Ordinary	100	100	100
Alvarium Streatham Limited*(1)	United Kingdom	Ordinary	100	100	100
VO Feeder GP*(25)	Cayman Islands	Ordinary	100	100	100
Alvarium Penge Limited*(1)	United Kingdom	Ordinary	100	100	100

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Associates	Country of incorporation	Class of share	Percentage of shares held
			2022	2021	2020
Queensgate Investments LLP*(13)	United Kingdom	LLP Interest	30	30	30
Queensgate Investments II GP LLP*(12)	United Kingdom	LLP Interest	30	30	30
Queensgate Investment Management Limited*(13)	United Kingdom	Ordinary	30	30	30
Queensgate Hospitality Management Limited*(31)	United Kingdom	Ordinary	30	30	30
		A Shares	100	100	100
Cellar Holdings Limited	Ireland	Ordinary	0	50	50
Queensgate Investments I Sarl*(16)	Luxembourg	Ordinary Shares	38	38	38
Queensgate Investments II Carry GP LLP*(21)	United Kingdom	Partnership Interest	17	17	17
Queensgate Investments II Carry LP*(21)	United Kingdom	Partnership Interest	24	24	24
Queensgate Bow GP LLP*(14)	United Kingdom	LLP interest	17	17	17
Queensgate Fusion Co-Invest Carry GP LLP*(21)	United Kingdom	Partnership interest	25	25	25
Alvarium Capital Partners Limited*(1)	United Kingdom	Ordinary Shares	0	30	30
Alvarium Investment Managers (Suisse) SA*(30)	Switzerland	Ordinary Shares	30	30	30
NZ Propco Holdings Limited*(35)	New Zealand	Ordinary Shares	0	23	23
Templeton C&M Holdco Limited*(35)	New Zealand	Ordinary Shares	0	23	23

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Joint ventures	Country of incorporation	Class of share	Percentage of shares held
			2022	2021	2020
Osprey Equity Partners Limited*(1)	United Kingdom	Ordinary	50	50	50
CRE S.à r.l*(17)	Luxembourg	Ordinary	33	33	33
Cresco Urban Yurt Sarl*(18)	Luxembourg	Ordinary	33	33	33
Cresco Urban Yurt S.L.P.* (18)	Luxembourg	Partnership interest	33	33	33
Cresco Capital Advisors LLP*(1)	United Kingdom	LLP Interest	33	33	33
Cresco Capital Group Fund I GP Limited*(22)	Guernsey	Ordinary	33	33	33
Cresco Immobilien Verwaltungs Gmbh*(27)	Germany	Ordinary	33	33	33
Cresco Terra Holdings Sarl*(17)	Luxembourg	Ordinary Shares	30	30	30
CRE Advisers GP Sarl*(17)	Luxembourg	Ordinary Shares	30	30	30
CRE investments GP Sarl*(17)	Luxembourg	Ordinary Shares	30	30	30
Osprey Aldgate Advisors Limited*(1)	United Kingdom	Ordinary	50	50	50
Kuno Investments Limited*(20)	British Virgin Islands	Ordinary	50	50	50
Alvarium Investment (NZ) Limited*(28)	New Zealand	Ordinary	0	46	46
Cresco Capital Urban Yurt Holdings 2 Sarl*(17)	Luxembourg	Ordinary	33	33	33
Alvarium Investments (AUS) Pty Limited*(33)	Australia	Ordinary	50	50	50
HPGL Holdings Limited*(24)	Hong Kong	Ordinary	50	50	50
Hadley Property Group Holdings Limited*(15)	United Kingdom	Ordinary	35	35	35
Alvarium Kalrock LLP*(1)	United Kingdom	Membership interest	40	40	40
Bluestar Advisors Limited*(1)	United Kingdom	Ordinary	40	40	40
Alvarium Bluestar Diamond Limited*(7)	Isle of Man	Ordinary	40	40	40
Alvarium Media Finance, LLC*(34)	United States	Membership Interest	50	50	50
Alvarium Osesam SAS*(2)	France	Ordinary	50	50	50
Pointwise Partners Limited*(1)	United Kingdom	Ordinary	50	50	50
Alvarium Core Partners LLP*(1)	United Kingdom	Membership interest	40	40	40
Casteel Capital LLP*(1)	United Kingdom	Membership Interest	50	50	50
Alvarium Guardian LLP*(1)	United Kingdom	Ordinary	50	50	0
Alvarium 64 Advisory LLP*(1)	United Kingdom	Partnership Interest	50	0	0
Cresco Investment 1 SCA 2*	Luxembourg	Ordinary Shares	30	0	0

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Registered addresses

The subsidiaries, joint ventures and associates disclosed above are registered at the following addresses:

(1) 10 Old Burlington Street, London, W1S 3AG

(2) 35 Avenue Franklin D. Roosevelt, 75008, Paris

(3) 111 Brickell Avenue, Suite 2802, Miami, Florida, 33131

(4) 251 Little Falls Drive, Wilmington, DE 19808 New Castle County

(5) 8 Rue Saint Leger, Geneva 1205, Switzerland

(6) 6A, An Ditert L-8076 Bertrange, Luxembourg

(7) Commerce House, 1 Bowring Road, Ramsey, Isle of Man, IM8 2LQ

(8) Trust Company Complex, Ajeltake Road, Ajeltake Island, Marshall Islands

(9) Suite 16, Watergardens 5, Waterport Wharf, Gibraltar

(10) Britannic House, Providenciales, Turks and Caicos Islands

(11) C/o Pitcher Partners, Level 13, 664 Collins Street, Docklands, VIC 3008

(12) The Scalpel, 18th Floor, 52 Lime Street, London, England, EC3M 7AF

(13) 8 Hill Street, London, W1J 5NG

(14) Asticus Building, 2nd Floor, 21 Palmer Street, London, England, SW1H 0AD

(15) 3rd Floor, 16 Garrick Street, Garrick Street, London, United Kingdom, WC2E 9BA

(16) 1, Rue Jean-Pierre Brasseur, L-1258 Luxembourg

(17’ 6, rue d’ Arlon, L- 8399 Luxembourg Luxembourg

(18) 89e Parc d’Activité Luxembourg Capellan, Luxembourg

(19) 3rd Floor, Yamraj Building, Market Square, P.O. Box 3175, Road Town, Tortola, British Virgin Islands

(20) Equity Trust (BVI) Limited, PO Box 438, Palm Grove House, Road Town Tortola, BVI

(21) 1 Exchange Crescent, Conference Square, Edinburgh, EH3 8UL

(22) 1 Royal Plaza Avenue, St Peter Port, Guernsey

(23) Suite 3801, One Exchange Square, 8 Connaught Place, Central, Hong Kong

(24) 22F South China Building, 1-3 Wyndham Street, Central, Hong Kong

(25) Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands

(26) RB De Catulunya, Num 86, P.1. PTA, Barcelona, 08008

(27) Rudi-Dutschke-Strasse 26, 10969 Berlin, Germany

(28) Zurich House, Level 9, 21 Queen Street, Auckland, 1010

(29) c/o Abogado Pte Ltd, 8 Marina Boulevard, 05-02, Marina Bay Financial Centre Tower 1, Singapore 018981

(30) Via Nassa 29, 6900 Lugano, Switzerland

(31) 97 Cromwell Road, London, England, SW7 4DN

(32) 6th Floor, Ken Lee Building, 20 Edith Cavell Street, Port Loius, Mauritius

(33) Level 13, 664 Collins Street, Docklands VIC 3008

(34) 9000 W Sunset Boulevard, Penthouse, West Hollywood, CA 90069

(35) 19 Mackelvie Street, Grey Lynn, Auckland, 1021 , New Zealand

(36) 50 Lothian Road, Festival Square, Edinburgh, EH3 9WJ

(37) 1A Heienhaff, L-1736 Senningerberg, Luxembourg

* denotes investments not held directly by the parent Company

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Investments (continued)

Subsidiaries, associates and other investments (continued)

The below table represents the financial results of other holdings, for which the Group has not recorded the financial results in its consolidated financial statements. This is explained in detail in the ‘Entities excluded from consolidation due to limited economic rights’ section within note 3 to these financial statements:

	Capital and reserves		Profit/(loss) for the year
	2022	2021	2022	2021
	£	£	£	£
Subsidiary undertakings
LJ London Holdings Limited	—	—	—	(1,133)
LJ Maple Limited*	(116,488)	(101,370)	(15,118)	(26,504)
LJ Maple Chelsea Limited*	375,731	380,115	(4,384)	(11,113)
LJ Maple Hamlet Limited*	57,799	41,389	16,410	139,792
LJ Maple Circus Limited*	(147,140)	(110,193)	(36,947)	(8,275)
LJ Maple Belgravia*	(45,630)	(41,308)	(4,322)	(12,761)
LJ Maple Tofty Limited*	(169,665)	(165,417)	(4,248)	(8,056)
LJ Maple St Johns Wood Limited*	(159,068)	(153,722)	(5,346)	(9,246)
LJ Maple Kew Limited*	(42,033)	(37,370)	(4,663)	(7,537)
LJ Maple Kensington Limited	(94,905)	(89,901)	(5,004)	(9,056)
LJ Maple Hill Limited*	124,421	139,861	(15,440)	10,287
LJ Maple Nine Elms Limited*	(786,397)	(621,591)	(164,806)	(111,512)
LJ Maple Duke Limited*	(229,215)	(224,513)	(4,702)	70,885
LJ Maple Duke Holdings Limited*	(2,394,199)	(1,940,430)	(453,769)	(460,288)
LJ Maple Abbey Limited*	(177,412)	(172,889)	(4,523)	(11,147)
LJ T4 GP Limited*	25,526,461	25,536,278	(9,817)	6,705

*	denotes investments not held directly by the parent company

16.	Debtors

	2022	2021
	£	£
Trade debtors	10,290,139	8,911,840
Amounts owed by the Group’s associates and joint ventures	5,890,716	5,771,802
Deferred tax asset	9,365,225	4,104,324
Prepayments and accrued income	12,819,192	13,929,657
Corporation tax repayable	159,012	—
Deferred consideration receivable	2,834,948	—
Other debtors	5,643,473	4,285,775

	47,002,705	37,003,398

The debtors above include the following amounts falling due after more than one year:

	2022	2021
	£	£
Deferred consideration receivable	1,620,653	—

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

16.	Debtors (continued)

Amounts due from the groups associates and joint ventures

The group has provided various working capital loans to a number of its associates and joint ventures. These have generally been used to fund the activities of the investees while they are in a start up phase. These loans have a variety of terms in respect of interest rates and repayment terms. Any interest accruing on these loans are added to the balances disclosed above.

Deferred consideration receivable

Consideration totalling £2,801,843 outstanding on the disposal of the group’s 46% interest in Alvarium Investment (NZ) Limited and 23% interests in Templeton C&M Holdco Limited and NZ PropCo Holdings Limited in September 2022, as disclosed in note 8. The total consideration is due for payment in equal bi-annual instalments through to September 2027 and has been discounted at a rate of 8% p.a. The non-current portion is disclosed above.

Other debtors

Other debtors include £1,101,050 (2021: £1,101,050) of loans and working capital loans to the LJ Maple entities, as detailed further in note 33 to these financial statements.

17.	Other current assets

	2022	2021
	£	£
Other investments	7,446	4,254

18.	Creditors: amounts falling due within one year

	2022	2021
	£	£
Subordinated shareholder loan	39,957,461	—
Bank loans and overdrafts	10,402,645	10,323,187
Deferred consideration payable on acquisition	—	179,122
Trade creditors	10,098,489	2,175,401
Amounts owed to the Group’s associates and joint ventures	870,671	749,005
Accruals and deferred income	26,392,259	23,950,275
Corporation tax	1,296,477	452,484
Social security and other taxes	4,908,017	1,001,918
Obligations under finance leases and hire purchase contracts	—	127,174
Other creditors	2,409,072	1,945,286

	96,335,091	40,903,852

Refer to note 19 for further details of the deferred consideration payable on acquisition.

Bank loan

The bank loan accrues interest at SONIA plus 4.75% (2021 and 2020: LIBOR plus 4.75%). It was repaid in full in January 2023.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

18.	Creditors: amounts falling due within one year (continued)

Subordinated shareholder loan

The shareholder loans attract interest at 25% and were repaid in January 2023. There was an option to convert the shareholder loan to shares in the Group at an option price based on the Group’s latest valuation.

19.	Deferred consideration payable on acquisition

Details regarding the deferred consideration payable on acquisition are given below:

	Iskander SAS	Albacore SA	Alvarium Investment Managers (UK) LLP	Total
	£	£	£	£
Brought forward at 1 January 2022	179,122	—	—	179,122
Payments made	(192,461)	—	—	(192,461)
Interest	2,319	—	—	2,319
Foreign exchange variances	11,020	—	—	11,020

Carried forward at 31 December 2022	—	—	—	—

	Iskander SAS	Albacore SA	Alvarium Investment Managers (UK) LLP	Total
	£	£	£	£
Brought forward at 1 January 2021	1,058,023	—	—	1,058,023
Payments made	(859,107)	—	—	(859,107)
Interest	25,798	—	—	25,798
Foreign exchange variances	(45,592)	—	—	(45,592)

Carried forward at 31 December 2021	179,122	—	—	179,122

Alvarium Investment Managers (UK) LLP

Following the acquisition of Alvarium Investment Managers (UK) LLP in March 2015, the final deferred consideration instalment was settled in March 2020. The amount due for payment in March 2020 was £530,263. This had historically been discounted using a discount rate of 9.75%.

During the year discount of £nil (2021: £nil, 2020: £7,425) has been released to the income statement as an interest charge.

The estimates concerning the amount payable were also revised in line with the final payment calculations, resulting in the recognition of an additional £nil (2021: £nil, 2020: £100,646) liability due for payment.

The liability had been settled in full at 31 December 2020.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

19.	Deferred consideration payable on acquisition (continued)

Iskander SAS

Following the acquisition of Iskander SAS in March 2019, deferred consideration was due in various instalments, the last of which was a fixed amount of EUR215,803 paid in March 2022.

A downward adjustment of £nil (2021: £nil, 2020: £37,646, EUR50,000) was made to the consideration during the year, and payments of EUR215,803 (2021: EUR1,000,000, 2020: EURNIL) were made during the year and translated to a GBP equivalent of £192,461 (2021: £859,107, 2020: £nil).

The remaining amount outstanding has been historically discounted using a discount rate of 5.50% (being the prevailing rate of interest on the group’s bank facility at the date of acquisition) to a present value of EUR183,781 (2021: EUR183,781) and translated to a GBP equivalent of £158,200 (2021: £158,010).

During the year discount totalling £2,319 (2021: £25,798, 2020: £46,179) was released to the income statement, and a foreign exchange loss of £11,020 (2021: gain - £45,592, 2020: loss - £56,472) also recognised in the income statement.

Closing liabilities of £nil (2021: £179,122) and £nil (2021: £nil) are included in creditors falling due within one year and more than one year respectively.

Albacore SA

The group acquired a 30% share in Albacore SA during 2019. Deferred consideration of CHF 536,125 was estimated to be due in March 2020. During 2020 this was revised upwards to CHF570,880 and settled in full.

This had been discounted using a discount rate of 5.50% to a present value of CHF508,175 and translated to a GBP equivalent of £391,839.

During the year discount totalling £nil (2021: £nil, 2020: £5,484) was released to the income statement, and a foreign exchange loss of £nil (2021: £nil, 2020: £32,169) also recognised in the income statement.

The liability had been settled in full at 31 December 2020.

20.	Obligations under finance leases

The total future minimum lease payments under finance leases and hire purchase contracts are as follows:

	2022	2021
	£	£
Not later than 1 year	—	130,009
Less: future finance charges	—	(2,835)

Present value of minimum lease payments	—	127,174

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

21.	Provisions

Deferred tax (note 22)
£
At 1 January 2022	1,958,233
Additions	87,713
Charge against provision	(186,790)
Foreign exchange difference	152,804

At 31 December 2022	2,011,960

Deferred tax (note 22)
£
At 1 January 2021	1,978,716
Additions	39,876
Charge against provision	(57,020)
Foreign exchange difference	(3,339)

At 31 December 2021	1,958,233

Deferred tax (note 22)
£
At 1 January 2020	2,098,969
Additions	1,527
Charge against provision	(129,076)
Foreign exchange difference	7,296

At 31 December 2020	1,978,716

22.	Deferred tax

The deferred tax included in the statement of financial position is as follows:

	2022	2021
	£	£
Included in debtors (note 16)	9,365,225	4,104,324
Included in provisions (note 21)	(2,011,960)	(1,958,233)

	7,353,265	2,146,091

The deferred tax account consists of the tax effect of timing differences in respect of:

	2022	2021
	£	£
Accelerated capital allowances	(123,440)	(41,829)
Unused tax losses	7,748,436	3,512,706
Share-based payments	373,987	—
Business combinations	(1,884,863)	(1,916,404)
Accrued expenses not yet tax deductible	44,850	197,887
Specific allowance in US subsidiary	301,634	393,731
Corporate interest restriction	892,661	—

	7,353,265	2,146,091

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

22.	Deferred tax (continued)

Unused tax losses

The Group has recognised carried forward deferred tax assets amounting to £6,627,787 (2021: £2,853,572) relating to unused UK corporation tax losses of £27,259,752 (2021: £13,595,618), which are forecast to be realised during the years ending 31 Dec 2023 and 2024 and will result in an estimated UK tax saving of £6,647,787 (2021: £2,853,572). The impact of the change in the rate of UK corporation tax to 25% from 1 April 2023 (announced March 2021) has been factored into the asset based on the forecast realisation date.

The Group has recognised carried forward deferred tax assets amounting to £104,529 (2021: £53,610) relating to unused Swiss corporation tax losses of CHF835,858 (2021: CHF472,567), which when realised will result in a Swiss tax saving of CHF116,937 (2021: CHF66,112).

The Group has recognised carried forward deferred tax assets amounting to £1,019,069 (2021: £605,524) relating to unused US corporation tax losses of $4,857,363 (2021: $3,232,320), which when realised will result in a US tax saving of $1,231,342 (2021: $819,393).

Specific allowance in US subsidiary

The Group also has recognised a deferred tax asset in respect of some tax goodwill arising in a US subsidiary which is being amortised through to 2024. The amortisation charge, which is not recognised in the accounts, is a tax deductible expense and hence will result in a future tax deduction.

Business combinations

The Group has carried forward deferred tax liabilities amounting to £1,884,363 (2021: £1,916,404) in relation to separate intangible assets arising on business combinations from 2014 through to 2016. The impact of the change in the rate of UK corporation tax to 25% from 1 April 2023 (announced March 2021) has been factored into the liability based on the forecast realisation date.

Accrued expenses not yet tax deductible

The Group has a recognised deferred tax asset amounting to £44,850 (2021 - £197,887) in respect of certain accrued expenses amounting to £188,581 in a Portuguese and US subsidiary which are not tax deductible until settled.

Share-based payments

The Group has recognised a deferred tax asset amounting to £373,987 (2021 - £nil) in respect of equity settled share-based payment expenses of £1,504,076 (2021 - £nil) in the UK, US and Portugal. It is anticipated these amounts will be tax deductible at various points in the future in those jurisdictions.

Unrecognised deferred tax

The Group has the following unrecognised deferred tax assets and liabilities:

	2022	2021
	£	£
Unused tax losses	2,913,023	2,018,188
Share-based payments	4,324,876	—
Accrued expenses not yet tax deductible	—	115,352

	7,237,899	2,133,540

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

22.	Deferred tax (continued)

Unused tax losses

In addition to the above, the group has cumulative UK tax losses of £2,347,834 (2021: £2,347,834), which if realised at the 2023 blended UK main corporation tax rate of 23.5% would generate a tax saving of £551,741 (2021: £446,088). If utilised at the rate of 25% expected to apply from 1 April 2023 then the tax saving generated from the future utilisation of these losses increases to £586,959 (2021: £586,959). No deferred tax asset has been recognised in respect of these tax losses due to the uncertain timing of sufficient taxable profits being generated to utilise them.

The Group also has cumulative US tax losses relating to three US subsidiaries totalling $9,753,755 (2021: $7,206,273, 2020: $5,316,060), which if realised at the USA 2023 federal plus state corporation tax rate of 25.35% would generate a tax saving of $2,472,577 (2021: $1,826,790). At the USD:GBP exchange rates as of 31 December 2022, this amounts to an unrecognised deferred tax asset of £2,046,327 (2021: £1,349,978). No deferred tax asset has been recognised in respect of these tax losses due to the uncertain timing of sufficient profits being generated to utilise them.

The group also has cumulative French tax losses relating to a French subsidiary totalling EUR1,422,967 (2021: EUR1,056,679), which if realised at the French 2022 corporation tax rate of 25% would result in a tax saving of EUR355,742 (2021: EUR264,170). At the EUR:GBP exchange rates as of 31 December 2022, this amounts to an unrecognised deferred tax asset of £314,955 (2021: £222,122). No deferred tax asset has been recognised in respect of these tax losses due to the uncertain timing of sufficient profits being generated to utilise them.

Accrued expenses not yet tax deductible

The Group has an unrecognised deferred tax asset amounting to £nil (2021: £115,352) in respect of certain accrued expenses amounting to $nil (2021: $615,759) in a US subsidiary which are not tax deductible until settled. Once realised this will result in a US tax saving of $nil (2021: $156,095). No deferred tax asset has been recognised in respect of these accrued expenses due to the uncertain timing of sufficient profits being generated to utilise them.

Share-based payments

The Group has an unrecognised a deferred tax asset amounting to £4,324,876 (2021: £nil) in respect of equity settled share-based payment expenses of £17,248,344 (2021: £nil) in various jurisdictions. It is anticipated these amounts will be tax deductible at various points in the future in those jurisdictions but no asset has been recognised due to the uncertain timing of sufficient profits being generated to utilise the future deduction.

23.	Executory contracts

At 31 December 2020, the Group held an option to purchase crypto assets. This option was deemed to be a non-financial instrument because the option can only be settled for the underlying assets, rather than cash. As a result, this arrangement was treated as an executory contract to exercise the option, and was therefore held off the balance sheet. This executory contract had an intrinsic value of £270,013 at 31 December 2020.

At 31 December 2022 and 31 December 2021 the Group does not have any similar arrangements.

24.	Employee benefits

Defined contribution plans

The amount recognised in profit or loss as an expense in relation to defined contribution plans was £1,531,928 (2021: £1,092,981, 2020: £1,063,009).

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

25.	Share-based payments

In April 2022, the Group granted awards to key employees and directors as part of a Long Term Incentive Plan (“LTIP”) that could be settled in cash, shares or a combination of both. The value of these awards was determined by the appreciation of the Group’s value between 1 January 2019 and 31 December 2021, provided that a minimum target valuation was met. The finalization of the governing terms and issuance of the awards was conditional on the successful close of the business combination and public listing with Cartesian Growth Corporation at which point the awards would become payable.

All awards were subject to the absolute discretion of a committee set up under the LTIP Rules which provided broad latitude to redesign the awards and further develop the terms of the awards prior to the close of the business combination. The conditional and discretionary nature of the awards were emphasised in the communications with employees at the time of the awards in April.

In August 2022, the terms of the LTIP’s Earn-Out consideration were revised when the Business Combination Agreement was renegotiated. This resulted in the acceleration of 2.1 million of Cartesian Growth Corporation shares to settle the anticipated share-settled portion of the LTIP upon closing. As part of the renegotiation, Cartesian Growth Corporation agreed to transfer approximately 360,485 shares as additional consideration in settlement of the share-settled portion of the LTIP also upon closing.

In September 2022, the Group decided to modify the terms of the LTIP and in effect bifurcate the award with a cash and shares portion.

A portion of the amount due under the LTIP was no longer contingent on the closing of the business combination and was to be settled and paid solely in cash (the “Cash Award”). The Group held a Townhall on 21 September 2022 where it was communicated to the members of the LTIP that cash payments would be made to settle the plan imminently. Awards amounting to £10,484,590 were settled in full in cash in November 2022.

The remaining amount due under the LTIP plan continued to be contingent on the closing of the business combination and was payable exclusively in shares (the “Share Award”). Under the terms of the Business Combination Agreement, all the shares issued upon closing are subject to lock-up provisions restricting the sale of the shares. The lock-up provisions of the LTIP expire as follows:

-     40% of the shares on the first anniversary of the business combination and

-     30% of the shares on each of the second and third anniversary of the business combination.

Once the lock-up provisions have expired LTIP participants are permitted to sell their shares in line with the respective percentage provisions on each anniversary date.

When the closing of the business combination was probable in December 2022, an Employee Trust was formed, and the Group arranged to issue the Employee Trust a Class C share in Alvarium Investments Limited immediately prior to the close of the transaction. The substance of the issuance of the Class C share to the Employee Trust was to partially settle the Share Awards upon the close of the business combination, with the Employee Trust serving as a holding structure for the beneficiaries until expiration of the lock-up period. The C Share shall have the right to receive an amount equal to $21,000,000 in connection with the Alvarium Shareholders Earn-Out Consideration which is the equivalent of the 2.1 million accelerated Earn-Out shares.

Separately, the value of the additional 360,485 shares as agreed as part of the August 2022 renegotiation was equal to the value that was ultimately provided to the LTIP participants through the issuance of the class C Share equating to $3,604,850 bringing the total Share Award to $24,604,850.

The modification to the LTIP plan in September 2022 was deemed beneficial to the LTIP participants due to the following:

•

The LTIP participants received fully vested shares rather than the right to future earn-out share payments. This change was favourable to the participants because it removed the share price targets which otherwise trigger issuance of the earn-out shares.

•

The employees received approximately 360,485 incremental shares as part of the agreement with Cartesian Growth Corporation. As a result, the LTIP participants received more value than they otherwise would have.

•	The LTIP participants received more value in settlement of the LTIP than they otherwise would have under the original terms of the LTIP and Business Combination Agreement.

Given the modification was beneficial to the LTIP participants, the Share Awards have been recognised to include the incremental value provided to the LTIP participants totalling $24,604,850. The full Share Award of £20,413,653 ($24,604,850) was recognised on the 30th December 2022 when the business combination became probable.

The total expense recognised in profit or loss for the year is as follows:

	2022	2021	2020
	£	£	£
Equity-settled share-based payments	20,413,653	(1,333)	7,296
Cash-settled share-based payments	10,484,590	—	—

	30,889,243	(1,333)	7,296

26.	Government grants

The amounts recognised in the Consolidated financial statements for government grants are as follows:

	2022	2021	2020
	£	£	£
Recognised in other operating income:
Government grants recognised directly in income	—	—	759,664

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

27.	Called up share capital

Issued, called up and fully paid

	2022		2021		2020
	No.	£	No.	£	No.	£
Ordinary class A shares of £0.01 (2021: £0.01, 2020: £0.01) each	28,410	284	28,410	284	28,410	284
Ordinary class E shares of £0.01 (2021: £0.01, 2020: £0.01) each	—	—	—	—	2,145	21
Ordinary class E1 shares of £0.01 (2021: £0.01, 2020: £0.01) each	—	—	—	—	1	—
Ordinary shares of £0.01 (2021: £0.01, 2020: £0.01) each	714,908	7,149	714,908	7,149	664,331	6,643
Ordinary class E2 shares of £0.01 (2021: £0.01, 2020: £0.01) each	—	—	—	—	1	—

	743,318	7,433	743,318	7,433	694,888	6,948

Ordinary shareholders are entitled to receive notice of, attend, speak at and vote at general meetings. They are entitled to receive distributions of profits other than those distributable to E and E1 shareholders.

E shareholders are not entitled to receive notice of, attend, speak at and vote at general meetings. They are entitled to receive distributions of profits in relation to specific deals and transactions as defined in the shareholders agreement and articles of association.

E1 shareholders are not entitled to receive notice of, attend, speak at and vote at general meetings. They are entitled to receive distributions of profits in relation to specific deals and transactions as defined in the shareholders agreement and articles of association.

E2 shareholders are not entitled to receive notice of, attend, speak at and vote at general meetings. They are entitled to receive distributions of profits in relation to specific deals and transactions as defined in the shareholders agreement and articles of association.

A shareholders are not entitled to receive notice of, attend, speak at and vote at general meetings. They are entitled to receive distributions of profits other than those distributable to E and E1 shareholders. Such profits shall be shared amongst the holders of the Ordinary shares and Ordinary A shares pair passu and pro rata to their holdings of such Ordinary and Ordinary A shares respectively, as though they were a single class of shares. In the event of a liquidation of the company prior to February 2022, the holders of the Ordinary A shares would be entitled to a priority distribution of £5,559,000.

Issue of Ordinary shares 2021

46,604 Ordinary shares were issued in October 2021 for a total consideration of £9,494,633. The consideration was settled through the conversion of a subordinated shareholder loan to the new shares.

A further 3,973 ordinary shares were issued in April 2021 for a total consideration of £923,365. The consideration was settled through the transfer of a minority shareholding in LXI REIT Advisors Ltd and Alvarium Social Housing Advisors Ltd to the group, two existing subsidiaries of the group.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

27.	Called up share capital (continued)

Issue of Ordinary shares 2020

6,928 Ordinary shares were authorised issued in August 2020 for a total cash consideration of £1,411,440.

Cancellation of share capital 2021

During the prior period, the E shares, E1 share and E2 share were all cancelled and purchased by the company from the holders at par for a consideration of £22.

28.	Reserves

Share premium account

This reserve records the amount above the nominal value received for shares sold, less transaction costs.

Profit and loss account

This reserve records retained earnings and accumulated losses.

Other reserves

Other reserves consist of a merger reserve and a revaluation reserve. The split of these reserves is shown below.

Merger reserve

The merger reserve arose when the group was formed and represents the application of UK statutory merger relief by LJ GP Ltd on the issue of shares in exchange for shares in the other combining entities and the difference between the assets, liabilities and accumulated profit and loss account of LJ Capital, amounts transferred as part of the transaction and the capital structure of LJ GP Ltd. The balance within the reserve was £22,867,313 at 31 December 2022 and 31 December 2021.

Revaluation reserve

The Company historically held investments in two associates – Unicorn Administration Limited and LJ Investment Management Limited - where additional interests were subsequently purchased giving the company control and resulting in consolidation of a subsidiary undertaking. This has resulted in a revaluation reserve. The balance within the reserve was £133,722 at 31 December 2022 and 31 December 2021.

Other reserves

	2022	2021
	£	£
Merger reserve	22,867,313	22,867,313
Revaluation reserve	133,722	133,722

	23,001,035	23,001,035

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

29.	Analysis of changes in net debt

	At 1 Jan 2022	Cash flows	Other changes	Exchange movements	At 31 Dec 2022
	£	£	£	£	£
Cash and cash equivalents	12,961,870	(6,285,272)	—	476,300	7,152,898
Debt due within one year	(10,629,483)	319,635	(40,039,238)	(11,020)	(50,360,106)

	2,332,387	(5,965,637)	(40,039,238)	465,280	(43,207,208)

Impact of assumption of shareholder debt facility

As part of the acquisition of an intangible asset for £40m as disclosed in note 18, the Group assumed the liability for a shareholder debt facility. The carrying value of this is £39,957,461 and is disclosed in other changes to debt due within one year.

Impact of rolled up interest

The other changes to debt due within one year include the release of discount on deferred consideration of £2,319. This is rolled up and included in the closing balances.

This also includes rolled up interest on the Group’s bank facility of £79,458.

Obligations under finance leases

The Group’s obligations under finance leases disclosed in the above reduced by £127,174 during the period following capital repayments of that amount.

	At 1 Jan 2021	Cash flows	Other changes	At 31 Dec 2021
	£	£	£	£
Cash and cash equivalents	8,298,069	4,666,340	(2,539)	12,961,870
Debt due within one year	(1,186,222)	(400,557)	(9,042,704)	(10,629,483)
Debt due after one year	(9,057,705)	—	9,057,705	—

	(1,945,858)	4,265,783	12,462	2,332,387

Impact of foreign exchange

The other changes of £2,539 recorded in cash and cash equivalents above relate to foreign exchange variances.

The other changes to debt due within and after one year include foreign exchange gains of £45,592

Impact of rolled up interest

The other changes to debt due within and after one year include the release of discount on deferred consideration of £25,798. This is rolled up and included in the closing balances.

This also includes rolled up interest on the Group’s bank facility of £4,793.

Obligations under finance leases

The Group’s obligations under finance leases disclosed in the above reduced by £240,336 during the period following capital repayments of that amount.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

30.	Commitments under operating leases

The total future minimum lease payments under non-cancellable operating leases are as follows:

	2022	2021
	£	£
Not later than 1 year	1,918,146	1,456,570
Later than 1 year and not later than 5 years	9,126,102	4,653,430
Later than 5 years	4,986,545	3,095,534

	16,030,793	9,205,534

31.	Contingencies

Acquisition of Iskander SAS

Following the acquisition in March 2019, a deferred consideration was payable in four further instalments of EUR525,000 due in September 2019, September 2020, September 2021 and March 2022. The share purchase agreement contained an adjustment mechanism whereby if Iskander’s assets under management (‘AUM’) reduced by 10% or more the total consideration is subject to a downward adjustment, to be reflected against the next deferred consideration instalment. Such a reduction is capped at EUR575,000 in in aggregate.

A drop in AUM occurred following completion and as a result the September 2019 instalment was not due, and the September 2020 instalment deferred to September 2021. In the event the AUM recovers, then a subsequent deferred consideration instalment would be increased to compensate for this. Management does not consider it probable that the AUM will recover sufficiently to cause the September 2021 instalment to be adjusted upwards and therefore EUR575,000 of the deferred consideration has been derecognised from the financial statements. Should there be further fluctuations in AUM, the deferred consideration payable is subject to a maximum upwards adjustment of EUR575,000 compared to the figures reported in the financial statements. At the year end GBP:EUR exchange rate this would amount to a potential upwards adjustment of £514,081.

Senior loan facility

The Company has a revolving loan facility Royal Bank of Scotland Natwest with a facility limit of £15.00m. At the year end £10.25m (2021: £10.25m, 2020: £8.75m) has been drawn from the facility. The loan is subject to various financial covenants and is secured over the assets of the Group.

Increase in holdings in subsidiaries

At 31 December 2020 the Group had entered into a commitment to acquire a further 5.7% of Alvarium Social Housing Advisors Ltd for a total cash consideration of £330,435, payable in December 2021.

At 31 December 2020 the Group had also entered into a commitment to acquire a further 11.5% of LXI REIT Advisors Ltd for a total cash consideration of £3,927,160, payable in October and December 2021.

Both of these commitments were fully paid out in 2021 and the balances at 31 December 2021 are therefore £NIL.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

31.	Contingencies (continued)

Potential claims

Home REIT plc (“Home REIT”) is a real estate investment trust company listed on the London Stock Exchange. Alvarium Fund Managers (UK) Limited (“AFM UK”) is its alternative investment fund manager (or “AIFM”) and Alvarium Home REIT Advisors Limited (“AHRA”) is its investment adviser. AFM UK is a wholly owned subsidiary of the Company. AHRA was owned by Alvarium RE Limited (“Alvarium RE”, another member of the Group) up until 30 December 2022, when it was sold. As such, AHRA was not acquired by Cartesian Growth Corporation (“Cartesian”) pursuant to the business combination between the Company, Cartesian and certain Tiedemann entities which completed on 3 January 2023 and formed Alvarium Tiedemann Holdings, Inc. (“AlTi”). Accordingly, AHRA has never been a member of AlTi’s group (the “AlTi Group”). Notwithstanding the disposal of AHRA, Alvarium RE retained an option to reacquire AHRA and, consequently, AHRA has been included in the Group’s consolidated financial statements for the financial year ending 31 December 2022 in accordance with applicable accounting requirements.

Since November 2022, Home REIT and AHRA have been the subject of a series of allegations in the UK media regarding Home REIT’s operations, triggered by a report issued by a short seller. Following the publication of the short seller report, a UK law firm (Harcus Parker Limited) announced that it was seeking current and former shareholders of Home REIT to potentially bring claims in connection with the allegations. Harcus Parker’s announcement states that claims will likely be brought against Home REIT itself, its directors, and AFM UK. Notwithstanding the Harcus Parker publication, as at the date of authorising these financial statements, no letter before action has been received by AFM UK (as such is required under the Practice Direction on Pre-action Protocols and Conduct contained in the Civil Procedure Rules prior to a claimant commencing litigation), no litigation has been commenced against Home REIT or AFM UK, and we do not currently have visibility on the likelihood or otherwise of litigation actually being commenced. Further, given the above, it is not possible at this point in time for us to reliably assess the quantum of any claims that may potentially be brought, though such quantum may potentially be material to the Group. If any litigation or other action is commenced against AFM UK, the directors of the Company’s current assessment is that any such claims or actions should be defended and would be unlikely to succeed. However, if any claims were commenced, the directors of the Company would anticipate that such claims may involve complex questions of law and fact and we may incur significant legal expenses in defending such litigation. The directors of the Company are also not aware of any regulatory issues connected to the above-mentioned matters that may have an adverse impact on the Group.

AlTi Group maintains insurance policies which are intended to provide coverage for various claims against members of group, subject to the terms and conditions of the relevant policy. Such policies include, among other things, indemnification for legal expenses. AlTi Group also has access to credit facilities to support the business, if required. These arrangements support the Company’s directors’ assessment of going concern and of its ability to address any potential financial impact arising from the above.

32.	Subsequent events

On 3 January 2023, the business combination and public listing with Cartesian Growth Corporation announced on 20 September 2021 became effective. The Group’s new debt facility with BMO was used to pay off the existing bank debt facility and subordinated shareholder loans on this date.As mentioned in note 25, shares under the LTIP scheme were issued to the Employee Trust on this date.

Also on 3 January 2023, the Company disposed of a number of its subsidiaries at book value as part of the business combination and public listing disclosed above. This also resulted in a realignment in certain reserves held as of year-end.

As at the date of approval of these Consolidated financial statements 17 April 2023 there have been no other subsequent events to disclose.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

33.	Related party transactions

During the year the Group entered into the following transactions with related parties:

		Transaction value			Balance
Related Party	Nature of RPT	2022	2021*	2020	2022	2021*
Related Individuals
Ali Bouzarif	Revenue share	(362,186)	(532,073)	—	25,963	(532,073)

					25,963	(532,073)

Amounts owed to group’s associates and JVs
Non-Executive Director of a trading subsidiary	Fees payable	—	—	(4,000)	—	—
Queensgate Investments 1 Sarl	Loan payable	—	—	—	(5,625)	(5,625)
Queensgate Investments II GP LLP	Loan payable	—	—	—	(178,149)	(178,149)
Alvarium Wealth (NZ) Limited	Fees payable	(67,044)	(60,378)	—	—	(34,113)
Alvarium Investments (NZ) Limited	Fees payable	(167,163)	(137,497)	(349,094)	—	(137,497)
Alvarium Capital Partners Limited	Expenses payable	—	218	—	—	(16)
Alvarium Capital Partners Limited	Loan payable	63,385	—	—	—	(63,385)
Alvarium Capital Partners Limited	Fees payable	(117,518)	(562,888)	(15,519)	—	(170,278)
Alvarium Investment Managers (Suisse)	Fees payable	—	(55,623)	23,252	—	—
Alvarium Investment Managers (Suisse)	Expenses receivable	—	—	—	—	—
Cresco Capital Advisors LLP	Fees payable	—	18,000	—	—	(7,200)
Pointwise Partners	Fees payable	(1,919,336)	(1,292,336)	—	(686,897)	(152,742)

Total					(870,671)	(749,005)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

33.	Related party transactions (continued)

		Transaction value			Balance
Related Party	Nature of RPT	2022	2021*	2020	2022	2021*
Amounts owed by group’s associates and JVs
Alvarium Capital Partners Limited	Fees receivable	—	10,000	—	—	12,187
Alvarium Capital Partners Limited	Expenses receivable	—	—	—	—	13,694
Alvarium Core Partners LLP	Loan receivable	—	—	435,000	—	—
Alvarium Core Partners LLP	Expenses receivable	3,674	3,476	—	8,755	5,081
Alvarium Investment Managers (Suisse)	Expenses receivable	3,522	—	—	8,744	9,115
Alvarium Investments (Aus) Pty Ltd	Loan receivable	114,783	(4,906)	—	582,874	445,342
Alvarium Investments (Aus) Pty Ltd	Expenses receivable	(808)	—	—	240	1,048
Alvarium Investments (NZ) Limited	Loan receivable	(1,165,335)	(20,873)	920,371	—	1,434,572
Alvarium Investments (NZ) Limited	Expenses receivable	100,174	—	—	—	85,565
Alvarium Osesam	Loan receivable	132,802	—	—	132,802	—
Alvarium Osesam	Loan interest	1,135	—	—	1,179	—
Alvarium Osesam	Fees receivable	51,768	39,827	—	124,627	10,359
Alvarium Osesam	Expenses receivable	14,449	—	—	58,610	43,186
Bluestar Advisors	Fees receivable	10,000	10,000	—	12,000	—
Bluestar Advisors	Expenses receivable	5,273	1,065	—	6,529	1,256
Bluestar Diamond Limited	Fees receivable	400,000	56,000	—	—	—
Casteel Capital LLP	Fees receivable	50,400	50,400	—	50,400	5,170
Casteel Capital LLP	Expenses receivable	3,100	2,171	—	686	2,534
CRE Investment 1 SCA 2	Loan receivable	24,359	—	—	24,359	—
CRE Investment 1 SCA 2	Loan interest	1,099	—	—	1,141	—
CRE Sarl	Fees receivable	20,144	21,103	44,340	—	9,933
CRE Sarl	Expenses receivable	—	—	—	6,843	6,498

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

33.	Related party transactions (continued)

		Transaction value			Balance
Related Party	Nature of RPT	2022	2021*	2020	2022	2021*

Amounts owed by group’s associates and JVs
Cresco Capital Advisors LLP	Fees receivable	24,000	24,000	24,000	7,200	—
Cresco Capital Group Fund 1 GP	Fees receivable	162,005	—	—	168,216	—
Cresco Capital Urban Yurt Holdings 2 Sarl	Expenses receivable	—	—	—	1,844	1,752
Cresco Immobilien Verwaltungs	Loan receivable	—	26,593	55,431	418,009	396,990
Cresco Immobilien Verwaltungs	Loan interest	32,206	56,394	30,265	148,994	109,744
Cresco Urban Yurt Sarl	Loan receivable	—	(31,192)	—	29,277	27,805
Cresco Urban Yurt Sarl	Loan interest	2,115	2,708	3,342	3,249	1,000
Cresco Urban Yurt SLP	Loan interest	—	2,878	5,704	—	—
Cresco Urban Yurt SLP	Loan receivable	—	(89,944)	—	—	—
Hadley DM Services Limited	Loan receivable	(168,896)	(62,606)	(258,079)	530,000	698,896
Hadley DM Services Limited	Loan interest	(12,958)	32,665	60,385	105,234	118,192
Hadley Property Group Limited	Loan interest	—	—	3,671	—	—
NZ PropCo	Fees receivable	—	100,985	—	—	100,985
Osprey Equity Partners Limited	Loan receivable	129,478	(26,479)	222,224	388,724	259,246
Osprey Equity Partners Limited	Expenses receivable	(4,987)	—	—	2,138	7,125
Pointwise Partners	Fees receivable	320,241	213,063	—	316,971	213,063
Pointwise Partners	Expenses receivable	60,592	43,665	—	249,634	189,041
Pointwise Partners	Loan receivable	749,803	972,157	778,040	2,500,000	1,750,197
Queensgate Investments LLP	Expenses receivable	171	—	—	1,437	1,266

Total					5,890,716	5,771,801

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

33.	Related party transactions (continued)

		Transaction value			Balance
Related Party	Nature of RPT	2022	2021*	2020	2022	2021*
Amounts owed to/(from) other entities
LJ Maple Duke Holdings Limited	Loan receivable	—	—	—	285,000	285,000
LJ Maple St Johns Wood Limited	Loan receivable	—	—	—	183,306	183,306
LJ Maple Kensington Limited	Loan receivable	—	—	—	23,020	23,020
LJ Maple Belgravia Limited	Cash advances	—	3,430	—	3,430	3,430
LJ Maple Kensington Limited	Cash advances	—	41,699	—	41,699	41,699
LJ Maple Limited	Cash advances	—	42,367	—	119,119	119,119
LJ Maple St Johns Wood Limited	Cash advances	—	75,510	—	75,510	75,510
LJ Maple Abbey Limited	Cash advances	—	85,850	—	85,850	85,850
LJ Maple Chelsea Limited	Cash advances	—	119,010	—	119,010	119,010
LJ Maple Hill Limited	Cash advances	—	136,567	—	136,567	136,567
LJ Maple Tofty Limited	Cash advances	—	231,186	—	231,186	231,186
LJ Maple Nine Elms Limited	Cash advances	—	(108,864)	—	(108,864)	(108,864)
LJ Maple Hamlet Limited	Cash advances	—	(66,937)	—	(66,937)	(66,937)
LJ Maple Circus Limited	Cash advances	—	(25,228)	—	(25,228)	(25,228)
LJ Maple Duke Limited	Cash advances	—	(1,618)	—	(1,618)	(1,618)
LJ T4 GP Limited	Fees receivable	55,000	110,000	—	55,000	—
Stratford Corporate Trustees Ltd	Expenses receivable	54,560	91,742	21,000	—	21,000
Prime Top Limited	Expenses payable	(321,000)	—	—	—	—
Dilmun Cayman Holdings and affiliates	Expenses payable	(220,114)	—	—	—	—
Lepe Partners LLP	Expenses payable	—	342	(6,080)	—	—
Wyndham Capital Management Limited	Fees payable	—	—	(350,249)	—	—

Total					1,156,050	1,122,050

*

The Company identified errors in the December 31, 2021 comparative values previously disclosed in this table for certain of the amounts owed to and transactions with certain of the group’s associates and JV’s. Such amounts have been corrected in the footnote above. None of the amendments are greater than £175K other than for Pointwise Partners which had a previous transaction value of £0.2M, which has been restated to reflect the corrected value of £1.3M. The amendments to the outstanding balances disclosed for each entity do not change the overall total. This restatement has no impact on the Company’s operating results or financial position for the period, the correct amounts having been reflected in those statements in the prior year.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

33.	Related party transactions (continued)

Other transactions

In addition to the transactions disclosed above, during 2020 the Group divested 50% of its interest in Alvarium Investments (Aus) Ltd for AUS$1 to Tailorspace Inc, a shareholder in the Company.

During 2020, the Group acquired a subsidiary from LJ Portugal Ltd for a consideration of EUR578,335. LJ Portugal Ltd is related by virtue of having common shareholders.

Description of relationships

The nature of the relationship between the Group and its related parties can be seen in the subheadings above.

There are certain related parties (such as employees and shareholders) of the Group that are co-partners of the equity method investees and own voting shares. We have performed an assessment and have determined that this does not give the Group control of the investees. The investments are made separately to the terms of employment or ownership of the Group, and the related parties are not bound by any contractual or other agreement to vote in the same way as the Group.

In 2015, Mr A S Davies, Mr C M Hamilton and Mr N Beaton subscribed for shares with a total value of £99,960. The consideration is not due for payment until a sale of the shares occurs or until these individuals leave employment within the Group. The outstanding purchase consideration is interest free. The consideration was discounted at a rate of 3% over an assumed 3 year period. A balance of £99,960 (2021 - £99,960) is outstanding from each of these individuals at the balance sheet date.

34.	Controlling party

In the opinion of the directors, the company is not under the control of any single individual or entity.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees

The following tables summarise the financial information of the Group’s significant equity method investment reported to the Group by the management of those entities, adjusted for fair value adjustments at acquisition and differences in accounting policies.

Summary financial information for the year ended 31 December 2022

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium 64 Advisory LLP	Osprey Equity Partners	Casteel Capital	Alvarium Guardian LLP	Pointwise Partners	Alvarium Kalrock
Group ownership	30%	30%	50%	50%	50%	50%	50%	40%
Turnover	17,085,933	3,778,680	188,561	—	738,818	600,000	3,036,926	—
Cost of sales	(14,392,747)	(2,334,824)	—	—	(529,886)	—	(2,858,569)	—

Gross profit/(loss)	2,693,186	1,443,856	188,561	—	208,932	600,000	178,357	—
Administrative expenses / Other income	(1,883,429)	(382,131)	(1,233)	(48,570)	(23,020)	(1,545)	(433,400)	(3,100,130)

Operating profit/(loss)	809,757	1,061,725	187,328	(48,570)	185,912	598,455	(255,043)	(3,100,130)
Taxation on ordinary activities	—	(212,345)	—	—	—	—	—	—

Profit/(loss) for the financial year	809,757	849,380	187,328	(48,570)	185,912	598,455	(255,043)	(3,100,130)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco Immobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	CRE Sarl	Hadley Property Group Holdings	Alvarium Osesam	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	50%	50%	20% - 50%
Turnover	1,205,970	1,680,634	2,241,340	5,719,351	9,249,270	808,552	14,193,965	1,735,436
Cost of sales	(303,947)	(1,788,613)	(1,219,871)	(3,829,713)	(4,395,576)	(134,472)	(5,671,366)	(859,830)

Gross profit/(loss)	902,023	(107,979)	1,021,469	1,889,638	4,853,694	674,080	8,522,599	875,606
Administrative expenses / Other income	(219,877)	(155,568)	(70,963)	(1,845,182)	(3,313,386)	(1,064,419)	(8,075,302)	(1,293,956)

Operating profit/(loss)	682,146	(263,547)	950,506	44,456	1,540,308	(390,339)	447,297	(418,350)
Taxation on ordinary activities	—	—	—	(307,597)	(195,503)	—	(814,935)	2,501

Profit/(loss) for the financial year	682,146	(263,547)	950,506	(263,141)	1,344,805	(390,339)	(367,638)	(415,849)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

Summary financial information as at 31 December 2022

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium 64 Advisory LLP	Osprey Equity Partners	Casteel Capital	Alvarium Guardian LLP	Pointwise Partners	Alvarium Kalrock
Group ownership	30%	30%	50%	50%	50%	50%	50%	40%

Non-current assets	44,351	249,045	—	—	2,247	—	4,382	—
Current assets	5,220,653	2,323,270	10,090	296,729	423,434	34,889	1,993,514	178,823

Total assets	5,265,004	2,572,315	10,090	296,729	425,681	34,889	1,997,896	178,823

Current liabilities	(2,974,309)	(525,049)	(1,200)	(393,182)	(74,482)	(31,424)	(3,233,947)	—
Non-current liabilities	(1,375,000)	—	—	—	—	—	—	—

Total liabilities	(4,349,309)	(525,049)	(1,200)	(393,182)	(74,482)	(31,424)	(3,233,947)	—

Net assets	915,695	2,047,266	8,890	(96,453)	351,199	3,465	(1,236,051)	178,823

Capital and reserves
Called up share capital	—	100,110	2	600	—	2	10	2
Share premium	—	50,055	—	—	—	—	—	—
Members’ interests	915,695	—	8,888	—	351,199	—	—	178,821
Profit and loss account	—	1,897,101	—	(97,053)	—	3,463	(1,236,061)	—
Non-controlling interest

Shareholders funds	915,695	2,047,266	8,890	(96,453)	351,199	3,465	(1,236,051)	178,823

Expected carrying amount of net investment	274,709	614,180	4,445	(48,227)	175,600	1,733	(618,026)	71,529
Differences between amounts at which investments are carried and amounts of underlying equity and net assets
Effect of discontinued recognition of losses as the carrying value of investment is down to 0	23,534	—	—	48,227	—	—	618,026	—
Returns achieved on a different basis as per LLP/Shareholder agreement than as per % of investment	464,120	—	1,905	—	49,694	—	—	646,115

Carrying amount of goodwill	—	480,099	—	—	—	—	—	—
Carrying amount of net investment	762,363	614,180	6,350	—	225,294	1,733	—	717,644

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco Immobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	CRE Sarl	Hadley Property Group Holdings	Alvarium Osesam	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	50%	49.90%	20% - 50%

Non-current assets	—	196,429	—	226,723	236,344	26,638	8,510,011	446,438
Current assets	198,227	577,945	357,100	4,772,950	2,665,016	395,740	6,037,798	3,253,054

Total assets	198,227	774,374	357,100	4,999,673	2,901,360	422,378	14,547,809	3,699,492

Current liabilities	(134,788)	(1,936,913)	(244,572)	(3,219,060)	(2,772,339)	(795,499)	(4,818,196)	(6,838,929)
Non-current liabilities	—	—	—	—	(40,000)	—	(6,590,719)	—

Total liabilities	(134,788)	(1,936,913)	(244,572)	(3,219,060)	(2,812,339)	(795,499)	(11,408,915)	(6,838,929)

Net assets	63,439	(1,162,539)	112,528	1,780,613	89,021	(373,121)	3,138,894	(3,139,437)

Capital and reserves
Called up share capital	—	21,311	21,000	16,093	100	90	6,391	149,643
Share premium	—	—	—	—	—	—	—	—
Members’ interests	63,439	—	—	—	—	—	—	(827,638)
Profit and loss account	—	(1,183,850)	91,528	1,764,520	88,921	(373,211)	3,127,635	(2,461,442)
Non-controlling interest						—	4,868	—

Shareholders funds	63,439	(1,162,539)	112,528	1,780,613	89,021	(373,121)	3,138,894	(3,139,437)

Expected carrying amount of net investment	21,146	(387,513)	37,509	593,538	31,157	(186,561)	1,563,879	(1,469,310)
Differences between amounts at which investments are carried and amounts of underlying equity and net assets
Effect of discontinued recognition of losses as the carrying value of investment is down to 0	—	387,513	—	—	—	186,561		1,580,564
Returns achieved on a different basis as per LLP/Shareholder agreement than as per % of investment	(11)	—	—	—	—			—

Carrying amount of goodwill	—	—	—	—	—	—	2,193,067	—
Carrying amount of net investment	21,135	—	37,509	593,538	31,157	—	1,563,879	111,254

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

Summary financial information for the year ended 31 December 2021

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium Capital Partners	Osprey Equity Partners	Casteel Capital	NZ PropCo Holdings	Pointwise Partners	Alvarium Kalrock
Group ownership	30%	30%	30%	50%	50%	23%	50%	40%
Turnover	10,484,310	3,973,114	794,888	150,256	1,868,300	54,279,088	1,652,717	—
Cost of sales	(9,239,869)	(2,677,306)	(535,380)	—	(818,137)	(43,903,091)	(1,578,183)	—

Gross profit/(loss)	1,244,441	1,295,808	259,508	150,256	1,050,163	10,375,997	74,534	—
Administrative expenses / Other income	(1,174,100)	(540,103)	(116,050)	(323,644)	(73,124)	(34,753,384)	(292,903)	1,991,460

Operating profit/(loss)	70,341	755,705	143,458	(173,388)	977,039	(24,377,387)	(218,369)	1,991,460
Taxation on ordinary activities	—	(138,695)	—	—	—	8,986,845	—	—

Profit/(loss) for the financial year	70,341	617,010	143,458	(173,388)	977,039	(15,390,542)	(218,369)	1,991,460

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco Immobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	Cresco Capital Urban Yurt Holdings	Hadley Property Group Holdings	Alvarium Investments (NZ)	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	46%	49.90%	20% - 50%
Turnover	1,091,744	1,506,469	2,124,445	5,451,611	5,095,381	12,164,600	13,815,121	2,791,256
Cost of sales	(329,166)	(1,162,085)	(1,181,879)	(4,508,831)	(2,306,806)	(1,380,900)	(6,169,248)	(830,351)

Gross profit/(loss)	762,578	344,384	942,566	942,780	2,788,575	10,783,700	7,645,873	1,960,905
Administrative expenses / Other income	(114,898)	(284,598)	(44,488)	(503,255)	(2,798,346)	(6,705,306)	(7,142,166)	(2,523,031)

Operating profit/(loss)	647,680	59,786	898,078	439,525	(9,771)	4,078,394	503,707	(562,126)
Taxation on ordinary activities	—	—	—	(54,373)	—	(1,366,673)	(1,113,974)	237,838

Profit/(loss) for the financial year	647,680	59,786	898,078	385,152	(9,771)	2,711,721	(610,267)	(324,288)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

Summary financial information as at 31 December 2021

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium Capital Partners	Osprey Equity Partners	Casteel Capital	NZ PropCo Holdings	Pointwise Partners	Alvarium Kalrock
Group ownership	30%	30%	30%	50%	50%	23%	50%	40%

Non-current assets	21,259	515,420	483	491	2,904	9,338,733	5,601	—
Current assets	9,893,323	2,199,523	482,173	271,878	528,167	180,294,696	1,249,988	3,703,197

Total assets	9,914,582	2,714,943	482,656	272,369	531,071	189,633,429	1,255,589	3,703,197

Current liabilities	(5,446,601)	(1,053,321)	(82,049)	(269,253)	(101,623)	(4,867,040)	(2,290,239)	—
Non-current liabilities	(1,875,000)	—	—	—	—	(224,272,257)	—	—

Total liabilities	(7,321,601)	(1,053,321)	(82,049)	(269,253)	(101,623)	(229,139,297)	(2,290,239)	—

Net assets	2,592,981	1,661,622	400,607	3,116	429,448	(39,505,868)	(1,034,650)	3,703,197

Capital and reserves
Called up share capital	—	100,110	14	600	—	—	—	—
Share premium	—	50,055	999,996	—	—	—	—	—
Members’ interests	2,592,981	—	—	—	429,448	—	—	3,703,197
Profit and loss account	—	1,511,457	(599,403)	2,516	—	(39,505,868)	(1,034,650)	—
Non-controlling interest

Shareholders funds	2,592,981	1,661,622	400,607	3,116	429,448	(39,505,868)	(1,034,650)	3,703,197

Expected carrying amount of net investment	777,894	498,487	120,182	1,558	214,724	(9,086,350)	(517,325)	1,481,279
Differences between amounts at which investments are carried and amounts of underlying equity and net assets
Effect of discontinued recognition of losses as the carrying value of investment is down to 0	(23,059)	—	—	—	—	9,086,350	517,325	—
Returns achieved on a different basis as per LLP/Shareholder agreement than as per % of investment	850,543	—	—	—	56,211	—	—	41,984

Carrying amount of goodwill	—	505,206	—	—	—	—	—	—
Carrying amount of net investment	1,605,378	498,487	120,182	1,558	270,935	—	—	1,523,263

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco Immobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	Cresco Capital Urban Yurt Holdings	Hadley Property Group Holdings	Alvarium Investments (NZ)	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	46%	49.90%	20% - 50%

Non-current assets	—	169,543	—	289,070	297,121	178,819,520	8,765,173	24,146,342
Current assets	303,313	706,121	261,633	3,132,832	1,155,802	3,241,332	8,094,719	4,047,343

Total assets	303,313	875,664	261,633	3,421,902	1,452,923	182,060,852	16,859,892	28,193,685

Current liabilities	(246,206)	(1,719,858)	(62,064)	(1,471,332)	(2,652,235)	(3,216,513)	(4,382,663)	(7,982,267)
Non-current liabilities	—	—	—	—	—	(170,209,878)	(9,020,628)	(24,280,110)

Total liabilities	(246,206)	(1,719,858)	(62,064)	(1,471,332)	(2,652,235)	(173,426,391)	(13,403,291)	(32,262,377)

Net assets	57,107	(844,194)	199,569	1,950,570	(1,199,312)	8,634,461	3,456,601	(4,068,692)

Capital and reserves
Called up share capital	—	21,143	21,000	16,093	100	53	6,391	102,098
Share premium	—	—	—	—	—	—	—	—
Members’ interests	57,107	—	—	—	—	—	—	(815,518)
Profit and loss account	—	(865,337)	178,569	1,934,477	(1,199,412)	5,599,065	3,450,210	(3,355,272)
Non-controlling interest						3,035,343		—

Shareholders funds	57,107	(844,194)	199,569	1,950,570	(1,199,312)	8,634,461	3,456,601	(4,068,692)

Expected carrying amount of net investment	19,036	(281,398)	66,523	650,190	(419,759)	2,575,594	1,724,844	(1,414,144)
Differences between amounts at which investments are carried and amounts of underlying equity and net assets
Effect of discontinued recognition of losses as the carrying value of investment is down to 0	—	281,398	—	—	419,759			1,827,368
Returns achieved on a different basis as per LLP/Shareholder agreement than as per % of investment	—	—	—	—	—			—

Carrying amount of goodwill	—	—	—	—	—	—	2,834,940	—
Carrying amount of net investment	19,036	—	66,523	650,190	—	2,575,594	1,724,844	413,224

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

Summary financial information for the year ended 31 December 2020

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium Capital Partners	Osprey Equity Partners	Casteel Capital	NZ PropCo Holdings	Pointwise Partners	Alvarium Kalrock
Group ownership	30%	30%	30%	50%	50%	23%	50%	40%
Turnover	7,145,050	3,715,933	598,419	246,777	1,296,358	56,697,480	—	—
Cost of sales	(5,495,752)	(2,661,482)	(674,137)	—	(745,334)	(47,481,189)	(613,433)	—

Gross profit/(loss)	1,649,298	1,054,451	(75,718)	246,777	551,024	9,216,291	(613,433)	—
Administrative expenses / Other income	(1,095,542)	(448,474)	(247,390)	(453,889)	(58,819)	(43,206,790)	(202,858)	2,577,767

Operating profit/(loss)	553,756	605,977	(323,108)	(207,112)	492,205	(33,990,499)	(816,291)	2,577,767
Taxation on ordinary activities	(10,948)	(121,196)	—	(1,096)	—	10,665,485	—	—

Profit/(loss) for the financial year	542,808	484,781	(323,108)	(208,208)	492,205	(23,325,014)	(816,291)	2,577,767

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco Immobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	Cresco Capital Urban Yurt Holdings	Hadley Property Group Holdings	Alvarium Investments (NZ)	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	46%	49.90%	20% - 50%
Turnover	1,028,927	1,359,511	1,935,905	4,665,968	9,632,109	7,064,322	13,702,036	4,139,503
Cost of sales	(497,635)	(1,057,493)	(1,039,581)	(3,898,629)	(6,160,080)	(593,579)	(6,557,180)	(2,277,412)

Gross profit/(loss)	531,292	302,018	896,324	767,339	3,472,029	6,470,743	7,144,856	1,862,091
Administrative expenses / Other income	(111,313)	(564,828)	(63,558)	(722,925)	(2,391,764)	(3,945,098)	(6,914,413)	(2,220,074)

Operating profit/(loss)	419,979	(262,810)	832,766	44,414	1,080,265	2,525,645	230,443	(357,983)
Taxation on ordinary activities	—	—	—	(77,134)	213,877	(745,731)	(945,264)	(4,280)

Profit/(loss) for the financial year	419,979	(262,810)	832,766	(32,720)	1,294,142	1,779,914	(714,821)	(362,263)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

Summary financial information as at 31 December 2020

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium Capital Partners	Osprey Equity Partners	Casteel Capital	NZ PropCo Holdings	Pointwise Partners	Alvarium Kalrock
Group ownership	30%	30%	30%	50%	50%	23%	50%	40%

Non-current assets	45,948	220,008	38,233	1,148	3,739	15,693,138	4,427	—
Current assets	13,080,933	2,523,939	363,186	541,069	507,738	276,441,912	9,060	2,475,034

Total assets	13,126,881	2,743,947	401,419	542,217	511,477	292,135,050	13,487	2,475,034

Current liabilities	(6,621,633)	(1,210,347)	(144,268)	(365,713)	(207,610)	(132,249,357)	(829,778)	—
Non-current liabilities	(2,000,000)	—	—	—	—	(181,186,081)	—	—

Total liabilities	(8,621,633)	(1,210,347)	(144,268)	(365,713)	(207,610)	(313,435,438)	(829,778)	—

Net assets	4,505,248	1,533,600	257,151	176,504	303,867	(21,300,388)	(816,291)	2,475,034

Capital and reserves
Called up share capital	—	102,055	14	600	—	—	—	—
Share premium	—	51,028	999,996	—	—	—	—	—
Members’ interests	4,505,248	—	—	—	303,867	—	—	2,475,034
Profit and loss account	—	1,380,517	(742,859)	175,904	—	(21,300,388)	(816,291)	—
Non-controlling interest

Shareholders funds	4,505,248	1,533,600	257,151	176,504	303,867	(21,300,388)	(816,291)	2,475,034

Expected carrying amount of net investment	1,351,574	460,080	77,145	88,252	151,934	(4,899,089)	(408,146)	990,014
Differences between amounts at which investments are carried and amounts of underlying equity and net assets
Effect of discontinued recognition of losses as the carrying value of investment is down to 0	—	—	—	—	—	4,899,089	408,146	—
Returns achieved on a different basis as per LLP/Shareholder agreement than as per % of investment	77,158	—	—	—	52,474	—	—	77,206

Carrying amount of goodwill	—	586,058	—	—	—	—	—	—
Carrying amount of net investment	1,428,732	460,080	77,145	88,252	204,407	—	—	1,067,220

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco lmmobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	Cresco Capital Urban Yurt Holdings	Hadley Property Group Holdings	Alvarium Investments (NZ)	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	46%	49.90%	20% - 50%

Non-current assets	860	202.620	—	372,423	46,621	251,644,701	10,207,395	3,615,604
Current assets	184,529	459,323	333,035	3,686,144	1,610,855	27,335	7,720,822	4,891,470

Total assets	185,389	661,943	333,035	4,058,567	1,657,476	251,672,036	17,928,217	8,507,074

Current liabilities	(110,936)	(1,621,770)	(125,433)	(2,385,210)	(2,836,009)	(6,362,727)	(3,701,089)	(6,421,020)
Non-current liabilities	—	—	—	—	(11,008)	(242,402,590)	(10,155,392)	(4,065,836)

Total liabilities	(110,936)	(1,621,770)	(125,433)	(2,385,210)	(2,847,017)	(248,765,317)	(13,856,481)	(10,486,856)

Net assets	74,453	(959,827)	207,602	1,673,357	(1,189,541)	2,906,719	4,071,736	(1,979,782)

Capital and reserves
Called up share capital	—	21,143	21,000	16,093	100	53	6,391	109,696
Share premium	—	—	—	—	—	—	—	—
Members’ interests	74,453	—	—	—	—	—	—	(1,047,399)
Profit and loss account	—	(980,970)	186,602	1,657,264	(1,189,641)	3,385,592	4,065,345	(1,042,079)
Non-controlling interest						(478,926)		—

Shareholders funds	74,453	(959,827)	207,602	1,673,357	(1,189,541)	2,906,719	4,071,736	(1,979,782)

Expected carrying amount of net investment	24,815	(319,910)	69,193	557,730	(416,339)	1,557,397	2,031,796	(938,404)
Differences between amounts at which investments are carried and amounts of underlying equity and net assets
Effect of discontinued recognition of losses as the carrying value of investment is down to 0	—	319,910	—	—	416,339			1,278,487
Returns achieved on a different basis as per LLP/Shareholder agreement than as per % of investment	15,161	—	—	—	—			—

Carrying amount of goodwill	—	—	—	—	—	—	3,476,813	—
Carrying amount of net investment	39,976	—	69,193	557,730	—	1,557,397	2,031,796	340,083

For equity method investees which are governed by a limited liability partnership, the Group’s share of net assets from limited liability partnerships is determined by the underlying partnership agreements, rather than the Group’s percentage holding in these entities.

The Group’s policy for discontinuing recognition of losses in investments where the carrying value is nil is disclosed in note 3 of these financial statements.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

36.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP)

The Company’s financial statements have been prepared in accordance with FRS 102, which differs in certain respects from the requirements of accounting principles generally accepted in the United States (“US GAAP”). The effects of the application of US GAAP to Alvarium Investments Limited (“the Company”) results are set out below.

There are other presentational differences between UK and US GAAP which do not impact net income or shareholders’ equity, and thus are not included in the reconciliation below.

The impact of the conversion to US GAAP on net income in the periods ending 31 December 2022, 2021 and 2020 is as follows:

	2022	2021	2020
	£	£	£
Profit/(loss) for the financial year as reported under UK GAAP	(362,186)	1,947,874	(3,377,191)
Reversal of amortisation of goodwill (d)	3,330,261	3,429,870	3,488,827
Amortisation of separately recognised intangible assets arising on business combinations (a)	(81,511)	(81,761)	(82,850)
Additional amortisation of intangible asset grossed up for deferred tax under US GAAP (n)	(1,002,055)	—	—
Reclassification of asset acquisition as business combination (g)	1,274,896	1,274,896	1,274,896
Reversal of equity method investment amortisation (h)	714,779	710,194	715,400
Amortisation of additional intangible assets within equity method investments (i)	(438,449)	(485,647)	(660,093)
Release of deferred tax on equity method amortisation above (i)	82,968	91,967	125,104
Recognition of excess losses against loans provided to certain equity method investees (k)	(41,756)	(126,797)	(183,224)
Revenue recognition adjustments (m)	610,827	(609,183)	161,990
Reversal of equity settled share-based payment (t)	20,413,653	—	—
Fair value adjustment to deferred consideration (c)	—	—	(63,001)
Impact of GAAP differences on results of equity method investments (l)	(221,635)	221,635	(4,497,520)
Impact of US GAAP lease accounting (r)	61,327	—	—
Deferred tax (expense)/benefit (p)	246,761	(3,870,387)	501,961

Net income under US GAAP	(21,565,142)	2,502,661	(2,595,701)
Net income attributable to non-controlling interest under US GAAP	(9,415)	(590,120)	(1,246,901)

Net income attributable to shareholders’ of the parent company under US GAAP	(21,574,557)	1,912,541	(3,842,602)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

36.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

The impact of the conversion to US GAAP on shareholders funds as at 31 December 2022 and 2021 is as follows:

	2022	2021
	£	£
Shareholders funds as at 31 December 2022 and 2021 as reported under UK GAAP	31,898,784	56,305,169
Reversal of amortisation of goodwill (d)	22,405,233	19,074,973
Impact on goodwill of additional deferred tax liabilities recognised on acquisition (a)	5,284,823	5,284,823
Impact on intangible assets of additional deferred tax liabilities recognised on asset acquisition (o)	12,827,094	—
Amortisation of separately recognised intangible assets arising on business combinations (a)	(707,929)	(626,418)
Reclassification of asset acquisition as business combination (g)	4,097,529	3,824,688
Acquisition costs and fair value adjustments to deferred consideration previously capitalised (b) & (c)	(1,695,685)	(1,695,685)
Fair value adjustments on step acquisitions (f)	11,471,931	11,471,931
Fair value adjustments on non-controlling interests (e)	10,933,918	10,933,918
Revenue recognition adjustments (m)	(352,747)	(963,574)
Reversal of equity method investment amortisation (h)	4,743,684	4,028,905
Accumulated amortisation of additional intangible assets within equity method investments (i)	(5,793,888)	(5,355,440)
Release of deferred tax on equity method amortisation above (i)	1,099,658	1,016,690
Additional impairment of investment in joint venture (j)	(254,152)	(254,152)
Recognition of excess losses against loans provided to certain equity method investees (k)	(1,696,511)	(1,611,431)
Impact of GAAP differences on results of equity method investments (l)	—	221,635
Impact of US GAAP lease accounting (r)	61,327	—
Deferred taxes (p)	(19,351,773)	(6,768,943)
Cumulative translation adjustments on all of the above	847,378	323,116

Shareholders funds as at 31 December 2022 and 2021 under US GAAP	75,818,674	95,210,205
Non-controlling interest	(4,417)	(13,475)

Total equity attributable to shareholders’ of the parent company under US GAAP	75,814,257	95,196,730

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

36.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

The impact of the conversion to US GAAP on the Company’s statement of cashflows for the years ended 31 December 2022, 2021 and 2020 is as follows:

	2022	2021	2020
	£	£	£
Operating activities

Net cash from operating activities per UK GAAP	(3,867,849)	14,451,786	3,330,423
Reclassification of interest received from investing activities	134,459	43,210	59,402
Reclassification of interest paid from financing activities	(5,881,242)	(912,769)	(628,992)

Net cash (used in)/from operating activities per US GAAP	(9,614,632)	13,582,227	2,760,833

Investing activities

Net cash used in investing activities per UK GAAP	3,590,993	(9,746,698)	(2,502,279)
Reclassification of interest received to operating activities	(134,459)	(43,210)	(59,402)
Reclassification of transaction between equity holders	15,615	6,326,146	—

Net cash from/(used in) investing activities per US GAAP	3,472,149	(3,463,762)	(2,561,681)

Financing activities

Net cash from financing activities per UK GAAP	(6,008,416)	(38,748)	422,543
Reclassification of interest paid to operating activities	5,881,242	912,769	628,992
Reclassification of transaction between equity holders	(15,615)	(6,326,146)	—

Net cash from financing activities per US GAAP	(142,789)	(5,452,125)	1,051,535

Net change in cash from UK to US GAAP	—	—	—

In addition, the Company had non-cash financing activity of £40.0m relating to an asset acquisition in exchange for the assumption of a shareholder loan for the period ended 31 December 2022.

In the year ended 31 December 2021, the Company had non-cash financing activity of £10.3m relating to the issue of new share capital in exchange for the conversion of a shareholder loan and further shares in two subsidiary companies. The Group also received non-cash consideration of £1,607,301 in the form of a convertible loan note as disclosed in note 15.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

36.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

Business combinations

(a) Intangible assets other than goodwill

Under FRS102 for acquisitions made after 1 January 2019, intangible assets other than goodwill are only required to be recognised to the extent that they are both separable and arise from contractual rights.

Under US GAAP intangible assets that are either separable or arise from contractual rights are required to be recognised. This leads to the recognition of additional intangible assets under US GAAP than under FRS102 for acquisitions made by the Company after 1 January 2019.

Due to the recognition of additional deferred tax liabilities under US GAAP compared to UK GAAP, the amount of goodwill recognized in the previous business combination accounting has also increased.

(b) Expense acquisition costs

Under FRS102, acquisition costs incurred by the acquirer are capitalised as part of the purchase consideration for the acquisition.

Under US GAAP, these are required to be charged to acquisition costs in the income statement.

(c) Fair value adjustments to deferred and contingent consideration

Under FRS102, any fair value adjustments to deferred consideration outside the measurement period can be adjusted against goodwill.

Under US GAAP, any fair value adjustments outside the measurement period are adjusted through the P&L.

(d) Goodwill amortisation

Under FRS 102, goodwill is presumed to have a finite useful economic life and is recorded at cost less accumulated amortisation and impairment. Accordingly, the Company amortised goodwill on a straight-line basis over an estimated useful life of 10 years.

US GAAP prohibits the amortisation of goodwill and instead requires that goodwill be tested at least annually for impairment or more frequently if impairment indicators exist. Amortisation expense recognised under FRS 102 was reversed under US GAAP.

(e) Non-controlling interest

Under FRS102, no goodwill is recognised for the non-controlling interest of an acquired company.

Under US GAAP, goodwill is recognised on the entire Company acquired, including the amount pertaining to the non-controlling interest. This has led to conversion adjustments in respect of two acquisitions made in 2019 by the Company.

(f) Step acquisitions

Under FRS102 where control of a subsidiary is achieved in stages, no fair value adjustments are made to any existing holdings in the subsidiary.

Under US GAAP where control of a subsidiary is achieved in stages, any existing holdings in the subsidiary are fair valued with any resulting gain or loss recorded in the income statement.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

36.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

Additionally, the restatement in relation to the historic accounting acquirer - detailed in the sole purpose 2020 financial statements filed with the SEC - has led to three historic acquisitions being treated as step acquisitions. This has led to further fair value adjustments under US GAAP.

(g) Reclassification of asset acquisition as business combination

In February 2019 the Company acquired certain assets from LEPE Partners LLP, a merchant banking business. Under UK GAAP this did not meet the definition of a business combination. One customer related intangible asset of £12,748,964 was recognised and is being amortised over 10 years. Under US GAAP, following the application of the screening test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or a group of similar assets, it was determined that this met the definition of a business combination.

This is the impact of the reversal of the amortisation recorded under UK GAAP, as Goodwill, which is not amortisable, would have been recognised for US GAAP.

Investments in joint ventures and associates

(h) Implied goodwill amortisation

Under FRS102 any implied goodwill arising on the acquisition of an interest in a joint venture or associate is amortised over a period of 10 years.

Under US GAAP no such amortisation charge is booked. This has led to the reversal of any accumulated amortisation on implied goodwill recorded by the Company under FRS102.

(i) Separate intangible assets arising on acquisition of an equity method investment

Under US GAAP where implied goodwill on an acquisition arises, this is required to be assessed for separate intangible assets. This has given rise to separate intangible assets being identified in respect of two of the Company’s equity method investments. These intangible assets have then been amortised over their estimated useful economic lives through the Company’s share of profits from joint ventures and associates. The deferred tax impact of the recognition of such intangible assets has also been recognised.

Such intangible assets are not required to be recognised and amortised under UK GAAP.

(j) Additional impairment of equity method investments

Given the reversal of the implied goodwill amortisation, under US GAAP the goodwill is required to be assessed for impairment at each reporting date. As a result of this, an additional impairment has been recorded compared to that reported under UK GAAP.

(k) Treatment of losses in excess of investment in equity method investments

Under UK GAAP, when the Group’s share of losses of an associate or joint venture investment equals or exceeds the carrying amount of its investment, the Group stops recognising its share of further losses. The Group recognises its share of any subsequent profits only after its share of profits equals its share of losses not recognised.

Under US GAAP excess losses are offset against the Group’s other interests in the investee, including loans advanced.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

36.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

(l) Impact of GAAP differences on results of equity method investments

In 2019 the Group entered into an associate arrangement in which it obtained a 23% ownership interest in NZ PropCo Holdings Limited. Subsequently, NZ PropCo Holdings Limited acquired a portfolio of properties which constitute a business combination. The initial business combination accounting differs between UK and US GAAP, specifically related to the difference between the fair value of assets acquired and the consideration paid, which resulted in a bargain purchase gain.

Under FRS102 bargain purchase gains are not recognised through income when a business combination occurs. These are deferred until the associated underlying assets are sold. This results in the entity being in a loss and net liability position for both 2019 and 2020. In an excess loss position, there is no value to recognise on the statement of financial position and the Group would only recognise a share of the entity profits when its investment moves into a profitable position.

Under US GAAP, assets are measured at fair value as of the acquisition date. This has led to the inclusion of a bargain purchase gain in 2019 which results in an adjustment from UK GAAP resulting in a share of profit being recognised. In 2020 the entity incurred losses in excess of the profit recognised in 2019. Under the equity method, losses are only recognised to the extent they do not reduce the carrying balance of the investment below zero. This has therefore resulted in a reversal of the gains from 2019.

In 2021 an equity method investee had amortised goodwill on its own balance sheet under UK GAAP. Under US GAAP goodwill is not amortised and this amortisation was therefore being reversed. In 2022 this equity method investee was disposed of and, as a result, the previous year’s GAAP difference has been unwound.

(m) Revenue Recognition

Upon the adoption of ASC 606, various adjustments to revenue impacted current and prior period FRS102 revenue recognition, primarily due to when performance obligations were considered satisfied under FRS102 compared to US GAAP, under ASC 606.

The Company’s full accounting policy for revenue recognition under FRS102 can be found on in the accounting policies disclosed to note 3 in these financial statements.

The Company’s full accounting policy for revenue recognition under US GAAP is detailed below:

Revenue recognition differs under ASC 606, which applies a specific 5 step model, which results in certain adjustments when compared to revenue recognized under FRS 102. The five step model applies under ASC 606 is as follows.

1. Identification of contract with customer

2. Identification of performance obligation

3. Determination of transaction price

4. Allocation of transaction to performance obligation

5. Recognition of revenue when performance obligations are met.

For the purposes of this reconciliation, the Company considered the adoption date of ASC 606 to be 1/1/2018.

The difference in policy resulted in differences in the following revenue recognition differences:

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

36.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

Corporate finance engagements

•

Within the Merchant Banking division, it was noted that under US GAAP, retainer fees should be recognized in line with completion of the related performance obligation. Under FRS 102, such fees were recognized when received. This resulted in timing adjustments which increased revenue by £24,741 in 2020, decreased revenue by £733,933 in 2021 and increased revenue by £610,827 in 2022.

•

In the Co-investment division, an advisory fee that was recognised fully in 2018 under UK GAAP was noted as needing to be recognised over the life of the contract (2019 to 2021) commensurate with the satisfaction of the performance obligation under US GAAP. Recognising this revenue over time in line with the performance obligation has resulted in an increase of revenue of £137,250 in 2020, an increase in revenue of £137,250 in 2021 and no impact in 2022, as revenue has been deferred to match the Group’s satisfaction of the underlying performance obligation.

UK Investment advisory revenue, Overseas Investment advisory revenue, Trust and fiduciary revenue, Private and family office revenue

The five step model was applied to the variable consideration revenue recognised in the Family Office Services and Investment Advisory divisions. US GAAP requires recognition of variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with the variable consideration is resolved subsequently. Under FRS 102, such revenue was recognised based on the best estimate at the time it was recorded. From the analysis performed, the Group noted no significant differences requiring adjustment.

(n) Additional amortisation of intangible asset grossed up for deferred tax under US GAAP.

Under UK GAAP, deferred tax is not recognised in relation to timing differences arising from assets or liabilities acquired in a transaction which is not accounted for as a business combination.

Under US GAAP, where such assets or liabilities are acquired deferred tax is accounted for using the simultaneous equation method as set out in ASC 740.

In relation to an asset acquisition made during 2022, this has resulted in an additional deferred tax liability of £12,827,094 being recognised under US GAAP with a corresponding increase also recorded in intangible assets. The additional amortisation arising on this grossed up intangible asset is £1,002,055.

(o) Impact on intangible assets of additional deferred tax liabilities recognised on asset acquisition.

Under UK GAAP, deferred tax is not recognised in relation to timing differences arising from assets or liabilities acquired in a transaction which is not accounted for as a business combination.

Under US GAAP, where such assets or liabilities are acquired deferred tax is accounted for using the simultaneous equation method as set out in ASC 740.

In relation to an asset acquisition made during 2022, this has resulted in an additional deferred tax liability of £12,827,094 being recognised under US GAAP with a corresponding increase also recorded in intangible assets.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

36.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

(p) Income taxes

A reconciliation of the income tax expense/(credit) under UK GAAP to US GAAP is given below.

	2022	2021	2020
	£	£	£
Income tax expense/(credit) under UK GAAP	(4,770,378)	(536,461)	(315,163)

Recognition of deferred taxes in respect of non-tax adjustments, other than the effect below (1)	537,342	(263,270)	(31,320)
Recognition of French deferred tax asset in respect of losses due to recognition of deferred tax liabilities above (2)	—	(29,574)	(95,454)
Impact of change in UK tax rate on deferred tax assets and liabilities recognised under US GAAP (3)	—	1,745,400	585,000
Deferred tax assets no longer supported by deferred taxes from non-tax adjustments (4)	—	—	1,457,644

Total deferred taxes in respect of non-tax adjustments	537,342	1,452,556	1,915,870
Impact of a transaction in the subsequent events window on UK deferred tax assets (5)	—	2,417,831	(2,417,831)
Recognition of deferred taxes on asset arising in asset acquisition (6)	(784,104)	—	—

Total adjustment to deferred tax expense/(benefit)	(246,762)	3,870,387	(501,961)

Income tax expense/(credit) US GAAP	(5,017,140)	3,333,926	(817,124)

A reconciliation of the deferred tax asset/(liability) under UK GAAP to US GAAP is given below.

	2022	2021
	£	£
Deferred tax asset/(liability) under UK GAAP	7,353,265	2,146,091
Recognition of deferred taxes on asset arising in asset acquisition (6)	(12,042,990)	—
Recognition of deferred taxes in respect of non-tax adjustments (1), (2) and (3)	(7,308,783)	(6,768,943)

Total adjustment to deferred tax asset/(liability)	(19,351,773)	(6,768,943)

Deferred tax asset/(liability) under US GAAP	(11,998,508)	(4,622,852)

(1) Deferred taxes in respect of non-tax adjustments

This line represents the tax-effect of non-tax adjustments excluding the effects of valuation allowance adjustments and tax rate changes described below.

(2) Recognition of French deferred tax asset in respect of losses due to recognition of deferred tax liabilities

The recognition of the deferred tax liabilities for intangible assets under US GAAP means that deferred tax assets that were not recognized under UK GAAP meet the recognition threshold under US GAAP. Additional deferred assets of £162,174 and £156,780 in France were therefore recognised in 2021 and 2022 respectively. These have been offset against by the additional deferred liabilities on business combinations under US GAAP and therefore the net impact under US GAAP is Nil.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

36.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

(3) Impact of change in UK corporate tax rate on deferred tax assets and liabilities recognised in (1) above

In respect of UK based acquirees, the deferred tax liabilities and assets recognised in (1) above were calculated based on the enacted future tax rates expected to be prevailing in the period of the reversal of the temporary difference, as was legislated in the UK at the time. In early 2020 a legislated reduction in UK corporation tax from 19% to 17% scheduled to come into effect from 1 April 2020 was withdrawn, and it was enacted that the tax rate would remain at 19%.

In June 2021 it was enacted that the UK corporation tax rate would increase to 25% from 1 April 2023.

This line represents the revaluation of those deferred tax assets and liabilities.

(4) Deferred tax assets no longer supported by deferred taxes from non-tax adjustments

As a result of the ability to consider additional sources of income in the assessment of the realizability of deferred tax assets under US GAAP, the tax effect of non-tax adjustments are no longer offset with an adjustment to the valuation allowance.

(5) Impact of a transaction in the subsequent events window on UK deferred tax assets

In January 2021 the group increased its shareholding in a UK subsidiary from 59% to 83% through a transaction with noncontrolling interests. This resulted in that subsidiary being able to utilise the group’s UK tax losses and timing differences.

Under UK GAAP, transactions with noncontrolling interests that take place in the subsequent events window are not considered in the assessment of the realizability of deferred tax assets. Under US GAAP, this is considered to be an adjusting subsequent event and therefore the transaction is brought into consideration in assessing the realizability of the group’s UK deferred tax assets.

If this source of income had been considered in assessing the realizability of deferred tax assets, an additional deferred tax asset of £2,417,831 would have been recognised under UK GAAP in 2020. The impact of this GAAP difference fully reverses during 2021.

(6) Recognition of deferred taxes on asset arising in asset acquisition

In July 2022 the group acquired a company which owned one contract based intangible asset. Under UK and US GAAP this was not considered to meet the definition of a business and hence it has been accounted for as an asset acquisition under both standards.

Under UK GAAP, no deferred tax is accounted for on such transactions and any timing differences are considered to be permanent in nature.

Under US GAAP, deferred tax is accounted for on such transactions using the simultaneous equation method of accounting. As a result under US GAAP additional deferred tax liabilities of £12,827,094 compared to those recognised under UK GAAP.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

36.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

(q) Transactions between equity holders

During the year the Group had a transaction between equity holders which is included in the ‘Cash flows from investing activities’ section of the statement of cash flows under FRS 102. Under US GAAP, transactions with shareholders in their capacity as shareholders are included in the “Cash flows from financing activities” section.

This has therefore led to a reclassification in the US GAAP statement of cash flows presented in this note.

(r) Leases

Under UK GAAP, rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged against profits on a straight line basis over the period of the lease. These operating leases are kept off-balance sheet.

Under U.S. GAAP the Group has applied ASC 842 which includes operating leases on the balance sheet through a gross up with the recognition of right-of-use assets and associated lease liabilities. However, upon adoption of ASC 842, there are no net differences between US GAAP and U.K. GAAP with respect to net income, the Statement of Changes in Equity, or the Statement of Cash Flows.

Additionally, the application of ASC 842 does not have a significant impact on the Group’s Statement of Cash Flows or Income Statement for the year ended 31 December 2022. The gross up on the balance sheet will be reflected in recognition of right-of-use assets of £9,207,435, lease incentives of £2,610,363, deferred rent of £138,833 and lease liabilities of £12,715,865.

(s) Sale of Alvarium Home Reit Advisors Ltd (“AHRA”) on 30 December 2022

Under UK GAAP the sale of shares in AHRA does not qualify as a disposal for accounting purposes and ARE continues to fully consolidate AHRA and does not present the noncontrolling interest presented by the shares of AHRA sold to the buyer. Similarly, under US GAAP, the sale of the AHRA shares to the buyer is accounted for as a change in ownership that does not result in a change of control. Under ASC 810-10-45-23, the fair value of consideration received is recognized directly in equity and attributed to the controlling interest. The Group recognizes noncontrolling interest equal to the carrying value of AHRA. Under ASC 505-10-45-2, receivables from equity holders should not be classified as an asset unless there is substantial evidence of ability and intent to pay within a reasonably short period of time. As the loan receivable from the buyer has a maturity date extending one year from the date of issuance, and includes provisions for further extending the life of the loan receivable, it is not recorded as an asset, but is instead recorded against equity. The combined impact of these adjustments offset in equity and result in no changes to total equity attributable to shareholders as at 31 December 2022 or net income under US GAAP for the year to 31 December 2022.

(t) Reversal of equity settled share-based payment

Under FRS 102, equity settled share-based payments are recognised when it becomes probable that their performance conditions will be met. Under UK GAAP, the full share award of £20,413,653 was recognised on 30th December 2022 when the business combination with Cartesian Growth Corporation became more than 50% probable.

Under ASC 718, equity settled share-based payments are recognized over the requisite service period of a share award and are dependent on the service, performance, and market conditions associated with the award. Given the Share Awards contain a performance condition contingent on of the completion of the business combination, no share award should be recognised under US GAAP until the business combination occurred on January 3, 2023. The share award of £20,413,653 has thereby been reversed.